PROSPECTUS	Filed Pursuant to Rule 424(b)(4) Registration No. 333-143098

$50,000,000

CAMDEN LEARNING CORPORATION

6,250,000 units

Camden Learning Corporation is a blank check company recently incorporated for the purpose of merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more operating businesses in the education industry focusing on early childcare, K-12 or post-secondary education or corporate training and related businesses. We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit is being sold at a purchase price of $8.00 per unit and consists of:

•	one share of our common stock; and
•	one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $5.50. Each warrant will become exercisable on the later of our completion of a business combination or November 29, 2008, and will expire on November 29, 2011, or earlier upon redemption.

Our sponsor, Camden Learning, LLC, a limited liability company indirectly controlled and partially owned by certain of our officers and directors, owns 1,458,334 shares of our common stock, and will purchase an aggregate of 2,800,000 warrants, or insider warrants, from us at a price of $1.00 per warrant in a private placement to be completed immediately prior to this offering. All of the proceeds received from the sale of the insider warrants (an aggregate of $2,800,000) will be placed in the trust account described below. The insider warrants will be identical to those sold in this offering but (i) will not be subject to redemption, (ii) may be exercised on a “cashless” basis, in each case if held by our sponsor or its permitted assigns and (iii) may not be sold, assigned or transferred prior to the 90th day following consummation of a business combination. The holders of insider warrants will not have any right to any liquidation distributions with respect to the shares underlying such insider warrants in the event we fail to consummate a business combination, in which event the insider warrants will expire worthless.

We have granted Morgan Joseph & Co. Inc., the representative of the underwriters, a 45-day option to purchase up to 937,500 additional units (over and above the 6,250,000 units referred to above) solely to cover over-allotments, if any. We have also agreed to sell to Morgan Joseph & Co. Inc. for $100, as additional compensation, an option to purchase up to 625,000 units at a per unit price of $9.60. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the exercise price for the warrants included in these units is $6.71 per share. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. Our units are quoted on the OTC Bulletin Board under the symbol “CAELU”. Each of the common stock and warrants shall trade separately on the 90th day after the date of this prospectus, unless Morgan Joseph & Co. Inc. determines an earlier date is acceptable. Once the securities comprising the units begin separate trading, the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols “CAEL” and “CAELW”, respectively. We cannot assure you, however, that our securities will continue to be quoted on the OTC Bulletin Board in the future.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 17 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds, Before Expenses, to Us
Per unit	$8.00	$0.56	$7.44
Total	$50,000,000	$3,500,000	$46,500,000

(1)	Includes deferred underwriting discount and commissions in the amount of $1,500,000, or $0.24 per unit, payable to the underwriters only upon consummation of a business combination and then only with respect to those units as to which the component shares have not been redeemed for cash by those stockholders who voted against the business combination and exercised their redemption rights.

Of the proceeds we receive from this offering and the private placement to be made prior to the effective date of this offering to our sponsor, $49,500,000 ($7.92 per unit) will be deposited into a trust account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company acting as trustee. This amount includes deferred underwriting discount and commissions in the amount of $1,500,000, or $0.24 per unit, payable to the underwriters only upon consummation of a business combination and then only with respect to those units as to which the component shares have not been redeemed for cash by those stockholders who voted against the business combination and exercised their redemption rights.

We are offering the units for sale on a firm-commitment basis. Morgan Joseph & Co. Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about December 5, 2007.

Ferris, Baker Watts Incorporated	Legend Merchant Group

The date of this prospectus is November 29, 2007

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements.

Unless otherwise stated in this prospectus:

•	references to “we,” “us” or “our company” are to Camden Learning Corporation;
•	references to the “Camden III Funds” are to Camden Partners Strategic Fund III, L.P. and Camden Partners Strategic Fund III-A, L.P., collectively;
•	references to a “business combination” are to a merger, capital stock exchange, asset acquisition or other similar business combination between us and one or more operating businesses in the education industry;
•	references to “existing stockholders” are to all of our stockholders before this offering;
•	references to “private placement” are to the sale of 2,800,000 warrants to our sponsor at a price of $1.00 per warrant, for an aggregate purchase price of $2,800,000, in a private placement that will occur immediately prior to the closing of this offering;
•	references to “public stockholders” are to the holders of common stock sold as part of the units in this offering or acquired in the aftermarket, including any existing stockholders to the extent they acquire such shares (and solely with respect to such shares);
•	references to our “sponsor” are to Camden Learning, LLC, a limited liability company owned by Camden Partners Strategic Fund III, L.P. (96.01%) and Camden Partners Strategic Fund III-A, L.P. (3.99%), each of which are indirectly controlled and partially owned by David L. Warnock, our Chairman, President and Chief Executive Officer, and Donald W. Hughes, our Chief Financial Officer and Secretary. The general partner of each limited partnership is Camden Partners Strategic III, LLC. Messrs. Warnock and Hughes are two of the four managing members of Camden Partners Strategic III, LLC;
•	references to a “target business” are to one or more operating businesses which, after completion of this offering, we may target for a potential business combination; and
•	the information in this prospectus assumes that the representative of the underwriters will not exercise its over-allotment option and that no stockholder exercises its right of redemption as described elsewhere in this prospectus.
•	unless expressly stated to the contrary, the information in this prospectus gives retroactive effect to a forward stock split in the form of a dividend of 0.3888888 shares of common stock for each outstanding share of common stock declared and paid on November 20, 2007.

The Company

We are a blank check company organized under the laws of the State of Delaware on April 10, 2007. We were formed for the purpose of merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more operating businesses in the education industry focusing on early childcare, K-12 or post-secondary education or corporate training and related businesses. As used throughout this prospectus, the term “education industry” refers broadly to the operation or management of learning facilities, the provision of educational instruction or training or the provision of education-related services. To date, our efforts have been limited to organizational activities and activities relating to this offering. We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

Education Industry

The U.S. education industry has continued to show substantial growth in the past decade, due to what we believe to be the importance of developing a skilled workforce. A skilled workforce is increasingly reliant on intellectual capital as the U.S. economy continues its shift to become focused on services rather than manufacturing. While post-secondary graduates constitute approximately 30% of the U.S. population, more than 85% of the U.S. population has completed its K-12 (kindergarten through twelfth grade) education according to the National Center for Education Statistics report entitled “Digest of Education Statistics: 2005”. International competition, especially in math and science, has driven education legislation, requiring minimum performance levels and allocating funding for supplemental services in underperforming schools. In addition to state and government spending, the U.S. has the second highest level of education funding from private sources in the world at 28%, led only by Korea, according to the Organisation for Economic Co-Operation and Development’s report entitled “Education at a Glance 2006”. These factors have contributed to the overall increase in education spending with total expenditures for education expected to amount to 7.5 percent of the gross domestic product in 2003-04, which is approximately 0.6 percentage points higher than in 1993-94 according to the National Center for Education Statistics report entitled “Digest of Education Statistics: 2005”. Post-secondary education is broadly defined as a formal instructional program whose curriculum is designed for students who have completed the requirements for a high school diploma or its equivalent. This includes programs whose purpose is academic, vocational and continuing professional education and excludes adult basic education programs.

Our Management

Our management and board of directors have established an extensive network of relationships from which to identify and generate acquisition opportunities within the education industry. David L. Warnock, our President, Chairman and Chief Executive Officer, has over 24 years of investment experience in the education and business and financial services industries. Mr. Warnock serves on the boards of directors of American Public Education, Inc., New Horizons Worldwide, Inc., Nobel Learning Communities, Inc., Primo Water Corporation and Questar Assessment, Inc., formerly Touchstone Applied Science Associates. Mr. Hughes also serves on the boards of directors of New Horizons Worldwide, Inc. and Questar Assessment, Inc. Dr. Therese Crane, our director, was previously President of Jostens Learning Corporation and its successor, Compass Learning and previously was Vice President of Information and Education Products at America Online. Ronald Tomalis, our director, was previously counselor to the US Secretary of Education and Acting Assistant Secretary of Elementary and Secondary Education. William Jews, our director, is a former governor of the Federal Reserve Bank and was the President and Chief Executive Officer of CareFirst Inc./CareFirst Blue Cross Blue Shield from 1993 through 2006, an organization with more than $5 billion in annual revenues. Mr. Jews has previously been a director of MBNA, MuniMae Inc., Nations Bank, Ecolab, Inc. and Crown Central Petroleum, and currently serves on the boards of directors of The Ryland Group, a national home builder and mortgage provider, Choice Hotels International, a worldwide lodging franchisor and Fortress International Group, Inc., the parent company of Total Site Solutions, which supplies industry and government with secure data centers and other facilities designed to survive terrorist attacks, natural disasters and blackouts. In addition, we believe the experience of our officers and directors in private equity and investment banking investments will be beneficial in structuring and consummating a business combination.

To date, none of our officers or directors has approached their contacts to identify potential target businesses, and no such contacts have presented or identified potential target businesses to any of our officers or directors. We expect, from time to time, after the offering is completed, that these contacts or sources will advise either our management team or directors of the existence of one or more potential acquisition candidates or that potential acquisition candidates will become known to our management team or directors through their other business activities. Our management will evaluate these leads and determine whether to pursue discussions with any of these candidates.

Business Combination

We have until November 29, 2009 to consummate a business combination. If we are unable to consummate a business combination by such date, our corporate existence will cease, except for the purpose of winding up our affairs and liquidating. We will not pursue a business combination with any company that is a portfolio company of, or otherwise affiliated with, or has received financial investment from, any of the private equity firms with which our existing stockholders, executive officers or directors are affiliated. Our initial business combination must be with a target business or businesses whose aggregate fair market value is at least equal to 80% of the amount in our trust account (less the deferred underwriting discount and commissions and taxes payable) at the time of such transaction. Consequently, it is likely we will have the ability to effect only a single business combination, although this may entail the simultaneous acquisitions of several assets or closely related operating businesses at the same time. Should we elect to pursue more than one acquisition of target businesses simultaneously, we could encounter difficulties in consummating all or a portion of such acquisitions due to a lack of adequate resources, including the inability of management to devote sufficient time to the due diligence, negotiation and documentation of each acquisition. Even if we complete the acquisition of more than one target business at the same time, there can be no assurance we will be able to integrate the operations of such target businesses. In no instance will we acquire less than majority voting control of a target business. However, in the case of a reverse merger or other similar transaction in which we issue a substantial number of new shares, our stockholders immediately prior to such transaction may own less than a majority of our shares subsequent to such transaction. Even if we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the interests we acquire must equal at least 80% of the amount held in the trust account (less the deferred underwriting discount and commissions and taxes payable) at the time of such transaction(s), with such interests being evaluated based upon generally accepted financial standards.

In seeking a business combination, we intend to utilize cash derived from the proceeds of this offering and the private placement, as well as our capital stock, debt, or a combination of cash, capital stock and debt, and there is no limit on the issuance of capital stock or incurrence of debt we may undertake in effecting a business combination. This may allow us to acquire a target business or businesses with an aggregate fair market value in excess of 80% of the amount in our trust account (less the deferred underwriting discount and commissions and taxes payable) at the time of the transaction. If we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. As of the date of this prospectus, we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions. In the event a business combination is consummated, all sums remaining in the trust account will be released to us immediately thereafter, and there will be no restriction on our use of such funds.

Our officers and directors will not receive any compensation in this offering or for services rendered to us prior to, or in connection with, the consummation of a business combination. Our officers and directors will be entitled to reimbursement for out-of-pocket expenses incurred by them or their affiliates on our behalf.

We maintain executive offices at 500 East Pratt Street, Suite 1200, Baltimore, MD 21202 and our telephone number is (410) 878-6800.

Private Placement

Prior to the closing of this offering, our sponsor will purchase an aggregate of 2,800,000 warrants, which we refer to as the insider warrants, from us at a price of $1.00 per warrant in a private placement pursuant to Regulation D of the Securities Act of 1933, as amended. The insider warrants will be identical to those sold in this offering but (i) will not be subject to redemption, (ii) may be exercised on a “cashless” basis, in each case if held by our sponsor or its permitted assigns and (iii) may not be sold, assigned or transferred prior to the 90th day following consummation of a business combination. The holders of insider warrants will not have any right to any liquidation distributions with respect to the shares underlying such insider warrants in the event we fail to consummate a business combination, in which event the insider warrants will expire worthless. No commissions, fees or other compensation will be payable in connection with such private placement.

All of the gross proceeds from the sale of the 2,800,000 warrants in the private placement, or $2,800,000, will be deposited into the trust account. Until the 90th day following consummation of a business combination, the insider warrants may only be transferred in certain limited circumstances, and the transferees receiving such insider warrants will be subject to the same sale restrictions imposed on the initial purchaser and its member transferees. If the holders of the insider warrants acquire warrants for their own account in the open market, any such warrants will be redeemable. If our other outstanding warrants are redeemed (including the warrants subject to the underwriters’ unit purchase option) and the market price of a share of our common stock rises following such redemption, holders of the insider warrants could potentially realize a larger gain on exercise or sale of those warrants than is available to other warrant holders, although we do not know if the price of our common stock would increase following a warrant redemption. If our share price declines in periods subsequent to a warrant redemption and the insiders continue to hold the insider warrants, the value of those warrants still held by such persons may also decline. The insider warrants will be differentiated from warrants, if any, purchased in or following this offering by any holder of insider warrants through the legends contained on the certificates representing the insider warrants indicating the restrictions and rights specifically applicable to such warrants as are described in this prospectus.

Additional Purchases by Our Sponsor

Our sponsor has informed us it intends to purchase 212,500 units in this offering, although it is under no obligation to do so. Our sponsor has agreed to vote any such shares of common stock in favor of our initial business combination, representing a possible maximum aggregate of 3.4% of the public shares entitled to vote on the business combination. Our sponsor has also agreed with the representative of the underwriters to enter into an agreement with a broker-dealer mutually agreed upon by our sponsor and the representative of the underwriters pursuant to which it will place limit orders to purchase up to $4,000,000 of our common stock in the open market commencing the later of (i) ten business days after we file our current report on Form 8-K announcing our execution of a definitive agreement for our initial business combination and (ii) 60 calendar days after the end of the “restricted period” in connection with this offering under Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and ending on the business day immediately preceding the record date of the meeting of stockholders at which such business combination is to be voted upon. These purchases will be made in accordance with the guidelines of Rule 10b5-1 under the Exchange Act and so as to satisfy the conditions of Rule 10b-18 under the Exchange Act whether or not it is available, and will otherwise be subject to applicable law. The price per share at which such purchases will be made will not be more than the per share amount held in the trust account (less taxes payable) as reported in such current report on 8-K. Such purchases will be made until the earlier of the expiration of the buyback period or until such purchases reach $4,000,000 in total. Our sponsor will not have any discretion or influence with respect to such purchases. Our sponsor has agreed to vote any such shares of common stock purchased in the open market in favor of our initial business combination, representing a possible maximum aggregate of approximately 8% of the public shares entitled to vote on the business combination. Unless a business combination is approved by our stockholders, our sponsor has agreed not to sell such shares, provided it will be entitled to participate in any liquidating distributions with respect to the shares purchased in the open market. In the event our sponsor does not purchase $4,000,000 of our common stock through those open market purchases, our sponsor has agreed to purchase from us in a private placement, which we may refer to as the co-investment, a number of units identical to the units offered hereby at a purchase price of $8.00 per unit until it has spent an aggregate of $4,000,000 in the open market purchases described above and this co-investment. This co-investment will occur immediately prior to our consummation of a business combination, which will not occur until after the signing of a definitive business combination agreement and the approval of that business combination by a majority of our public stockholders.

Our sponsor, whose sole owners are the Camden III Funds, has agreed to such purchases because the managing members of the general partner of the Camden III Funds, including David L. Warnock, our Chairman, President and Chief Executive Officer and Donald W. Hughes, our Chief Financial Officer and Secretary, want the Camden III Funds to have a substantial cash investment in us, including any target business we may acquire.

THE OFFERING

Securities offered:
6,250,000 units, at $8.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant
The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants shall trade separately on the 90th day after the date of this prospectus unless Morgan Joseph & Co. Inc. determines that an earlier date is acceptable, based on its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. However, Morgan Joseph & Co. Inc. may decide to allow continued trading of the units following such separation, in which case holders of units will be required to have their brokers contact our transfer agent in order to separate the units into common stock and warrants. In no event will Morgan Joseph & Co. Inc. allow separate trading of the common stock and warrants until (i) we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the private placement, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised on the date of this prospectus, (ii) we file a Current Report on Form 8-K and issue a press release announcing when such separate trading will begin and (iii) the expiration of the underwriters over-allotment option or its exercise in full. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised following the date of this prospectus, an additional Current Report on Form 8-K will be filed to disclose the exercise and closing of the over-allotment option.
If you are not an institutional investor, you may purchase securities in this offering only if you reside within the states in which we have applied to have the securities registered. We have registered the securities in: Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Louisiana, Maryland, New York and Rhode Island.
Additional Purchases by our Sponsor:
Our sponsor will purchase an aggregate of 2,800,000 warrants, or insider warrants, from us at a price of $1.00 per warrant in a private placement to be completed immediately prior to this offering, All of the proceeds received from the sale of the insider warrants (an aggregate of $2,800,000) will be placed in the trust account described below. The sale of the warrants is not expected to result in compensation expense because they are being sold at or above fair market value. The insider warrants will be identical to those sold in this offering but (i) will not be subject to redemption, (ii) may be exercised on a “cashless” basis, in each case if held by our sponsor or its permitted assigns and (iii) may not be sold, assigned or transferred prior to the 90th day following the consummation of a business combination. The holders of the insider warrants will not have any rights to any liquidation distributions with respect to the shares underlying such insider warrants in the event we fail to consummate a business combination, in which event the insider warrants will expire worthless.
Our sponsor has informed us it intends to purchase 212,500 units in this offering, although it is under no obligation to do so. Our sponsor has agreed to vote any such shares of common stock in favor of our initial business combination, representing a possible maximum aggregate of 3.4% of the public shares entitled to vote on the business combination. In addition, our sponsor has also agreed with the representative of the underwriters to enter into an agreement with a broker-dealer mutually agreed upon by our sponsor and the representative of the underwriter pursuant to which it will place limit orders to purchase up to $4,000,000 of our common stock in the open market commencing the later of (i) ten business days after we file our current report on Form 8-K announcing our execution of a definitive agreement for our initial business combination and (ii) 60 calendar days after the end of the “restricted period” in connection with this offering under Regulation M under the Exchange Act and ending on the business day immediately preceding the record date of the meeting of stockholders at which such business combination is to be voted upon. These purchases will be made in accordance with the guidelines of Rule 10b5-1 under the Exchange Act and so as to satisfy the conditions of Rule 10b-18 under the Exchange Act whether or not it is available, and will otherwise be subject to applicable law. The price per share at which such purchases will be made will not be more than the per share amount held in the trust account (less taxes payable) as reported in such current report on 8-K. Such purchases will be made until the earlier of the expiration of the buyback period or until such purchases reach $4,000,000 in total. Our sponsor will not have any discretion or influence with respect to such purchases. Our sponsor has agreed to vote any such shares of common stock purchased in the open market in favor of our initial business combination, representing a possible maximum aggregate of approximately 8% of the public shares entitled to vote on the business combination. Unless a business combination is approved by our stockholders, our sponsor has agreed not to sell such shares, provided it will be entitled to participate in any liquidating distributions with respect to the shares purchased in the open market. In the event our sponsor does not purchase $4,000,000 of our common stock through those open market purchases, our sponsor has agreed to purchase from us in a private placement, which we may refer to as the co-investment, a number of units identical to the units offered hereby at a purchase price of $8.00 per unit until it has spent an aggregate of $4,000,000 in the open market purchases described above and this co-investment. This co-investment will occur immediately prior to our consummation of a business combination, which will not occur until after the signing of a definitive business combination agreement and the approval of that business combination by a majority of our public stockholders. The private placement units may not be sold, assigned or transferred unless and until our stockholders approve a business combination.
No commissions, fees or other compensation will be payable in connection with the private placement or the co-investment.
Common stock:
Number outstanding before this offering:
1,562,500 shares
Number to be outstanding after this offering:
7,812,500 shares
Warrants:
Number outstanding before this offering and private placement:
None
Number to be outstanding after this offering and private placement:
9,050,000 warrants
Exercisability:
Each warrant is exercisable for one share of common stock.
Exercise price:
$5.50 per share
Exercise period:
The warrants sold in the offering will become exercisable on the later of:
• the completion of a business combination, or
• November 29, 2008
The warrants held by public stockholders will only be exercisable if a registration statement covering the common stock issuable upon exercise of the warrants is effective and current. The insider warrants will be identical to those sold in this offering but (i) will not be subject to redemption, (ii) may be exercised on a “cashless” basis, in each case if held by our sponsor or its permitted assigns and (iii) may not be sold, assigned or transferred prior to the 90th day following consummation of a business combination. The warrants included in the units sold in this offering, as well as the insider warrants, will expire at 5:00 p.m., New York City time, on November 29, 2011 or earlier upon redemption.
Redemption:
We may redeem the outstanding warrants included in the units sold in this offering and the warrants issued upon exercise of the representative’s unit purchase option:
• in whole and not in part,
• at a price of $0.01 per warrant at any time while the warrants are exercisable,
• upon a minimum of 30 days’ prior written notice of redemption, and

•

if, and only if, the last closing sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established this last criterion to provide warrant holders with a premium to the initial warrant exercise price as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption. However, there can be no assurance that the price of our common stock will exceed the call trigger price ($11.50) or the warrant exercise price after the redemption call is made.
None of the warrants issued in the private placement are redeemable while held by the initial purchasers or their permitted assigns.
Limited Payments to Insiders:
There will be no fees, reimbursements or cash payments made to our existing stockholders and/or officers and directors other than:
• repayment of the $200,000 promissory note bearing interest at a rate of 4.9% per annum made by our sponsor, to fund organizational and offering expenses, prior to the closing date of this offering;
• reimbursement of any expenses incident to finding a suitable business combination; and
• payment to Camden Partners Holdings, LLC of $7,500 per month for certain general and administrative services, including but not limited to receptionist, secretarial and general office services.
Certificate of Incorporation:
As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended prior to our consummation of a business combination without the prior consent of holders of 95% of the shares purchased in this offering, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek redemption of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Third and Sixth of our amended and restated certificate of incorporation, as obligations to our stockholders, and our officers and directors have agreed they will not propose, or vote in favor of, any amendment to these provisions.
Our amended and restated certificate of incorporation also provides we will continue in existence only until November 29, 2009. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to our stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock. We view this provision terminating our corporate life by November 29, 2009 as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.
OTC Bulletin Board symbols for our:
Units:
“CAELU”
Common Stock:
“CAEL”
Warrants:
“CAELW”
Offering and private placement proceeds to be held in trust:
$49,500,000 of the proceeds from this offering and the private placement will be placed in a trust account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, pursuant to an investment management trust agreement to be signed on the date of this prospectus. Of this amount, up to $48,000,000 may be used by us for the purpose of effecting a business combination and up to $1,500,000 will be paid to Morgan Joseph & Co. Inc. if a business combination is consummated (less $0.24 for each share redeemed for cash in connection with our business combination), but will be forfeited by Morgan Joseph & Co. Inc. if a business combination is not consummated. These funds will not be released until the earlier of the completion of a business combination or our liquidation; provided, however, there can be released to us from the interest income, after taxes, accrued on the trust account prior to, or upon the consummation of, a business combination or our liquidation, amounts for payments of taxes on interest earned and up to $600,000 to fund our expenses relating to investigating and selecting a target business, other working capital requirements and expenses incurred in connection with our dissolution if we fail to consummate a business combination. Other than as described above, the funds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business, unless and until a business combination is consummated. The $1,500,000 of the funds attributable to Morgan Joseph & Co. Inc.’s deferred underwriting discount and commissions in connection with this offering will be released to Morgan Joseph & Co. Inc., less $0.24 per share for any public stockholders exercising their redemption rights, upon completion of a business combination on the terms described in this prospectus, or to our public stockholders upon liquidation of the trust account as part of our plan of dissolution and liquidation, but will in no event be available for use by us in a business combination. Expenses we may incur prior to consummation of a business combination may only be paid from the net proceeds of this offering and the private placement not held in the trust account, and any interest earned and released to us as provided above.
In the event a business combination is consummated, all sums remaining in the trust account will be released to us and there will be no restriction on our use of such funds, which shall be available for working capital to pay officer and director salaries, make change of control payments, pay fees to affiliates or for any other uses as we may determine.
Stockholders must approve business combination:
We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. Any shares acquired in this offering or in the aftermarket by existing stockholders and their designees will be voted in favor of the business combination. Accordingly, our existing stockholders will not be able to exercise redemption rights with respect to a potential business combination.
Assuming the 212,500 units are purchased in the offering and the $4,000,000 of common stock are purchased by our sponsor in the open market, our existing stockholders, collectively, will beneficially own 29.18% of the then issued and outstanding shares of common stock, with only 9.18% of such shares automatically voting in favor of the business combination and the remaining 20% voting in accordance with the majority of the shares voted by the public stockholders. None of our other existing stockholders, officers and directors has indicated to us they intend to purchase units in this offering, or units or warrants on the open market following the offering. For a more complete discussion, please see the section of this prospectus entitled “Principal Stockholders.”
Except as expressly set forth herein, we are not aware of any present intention on the part of our sponsor, officers or directors to make any purchases in this offering or in the aftermarket. Although we do not know for certain the factors that would cause our sponsor, officers or directors to purchase our securities in addition to those purchases expressly set forth herein, we believe some of the factors they would consider are: (i) the trading price of our securities, (ii) their aggregate investment in our securities, (iii) whether it appears that a substantial number of public stockholders are voting against a proposed business combination, and (iv) their interest in the target business once the target business has been identified.
Although our sponsor and directors have no current intentions to make such purchases, the sponsor and directors are not prohibited from purchasing additional shares of our common stock in the open market and/or in privately negotiated transactions. Any such privately negotiated transaction with a stockholder would include a contractual acknowledgement that such stockholder, although still a holder of record of our common stock, is no longer the beneficial owner thereof and therefore agrees to vote such shares of common stock as directed by the sponsor, directors or officers, as the case may be. In the event the sponsor or directors purchase shares in privately negotiated transactions from stockholders who have already submitted proxies to vote against the proposed combination and requested redemption of their shares, such selling stockholders would be required to revoke their prior proxies to vote against the proposed acquisition and to revoke their prior elections to redeem their shares and to cast new votes in favor of the proposed acquisition. The revocation of prior proxies to vote against the business combination and substitution therefor of votes in favor of the proposed acquisition would have the effect of reducing redemptions and increasing votes in favor of the proposed acquisition, thereby making it more likely that a proposed business combination would be approved. Our officers are prohibited by the terms of their agreements with the Camden III Funds from investing in portfolio companies of the Camden III Funds.
We will proceed with a business combination only if a majority of the shares of our common stock cast at the meeting are voted in favor of the business combination and public stockholders owning up to one share less than 30% of the shares sold in this offering vote against the business combination and exercise their redemption rights described below. Our threshold for redemption rights has been established at 30% in order for this offering to be competitive with other offerings by blank check companies currently in the market. However, a 20% threshold is more typical in offerings of this type. We have selected the higher threshold to reduce the risk of a small group of stockholders exercising undue influence on the stockholder approval process. We will not propose a business combination that is conditioned on one share less than 30% of the public stockholders exercising their redemption rights. However, the 30% threshold entails certain risks described under the heading “Risk Factors — The fact we will proceed with the business combination if public stockholders holding one share less than 30% of shares sold in this offering exercise their redemption rights, rather than the 20% threshold of most other blank check companies, may hinder our ability to consummate a business combination in the most efficient manner to optimize our capital structure.”
Redemption rights for stockholders voting to reject a business combination:
Public stockholders voting against a business combination and electing redemption of their shares will be entitled to redeem their common stock for a pro rata share of the trust account including

$0.24 per share being held in the trust account attributable to the deferred underwriting discount and commissions and any interest earned on the portion of the trust account, excluding up to $600,000 of interest income (after taxes) previously released to us to fund our working capital requirements and amounts released to us for payment of taxes on interest earned. Public stockholders that redeem their stock for their pro rata share of the trust account will continue to have the right to exercise any warrants they may hold. Stockholders may be requested to tender their shares of common stock before a business combination is consummated. Redeeming stockholders will be sent instructions on how to tender their shares of common stock and when they should expect to receive the redemption amount. In order to ensure accuracy in determining whether or not the redemption threshold has been met, each redeeming stockholder must continue to hold their shares of common stock until the consummation of the business combination. We will not charge redeeming stockholders any fees in connection with the tender of shares for redemption. Because our existing stockholders have agreed to vote any shares acquired by them in this offering or the aftermarket in favor of a business combination negotiated by our executive officers, they are not entitled to redemption rights with respect to any such shares if the business combination is approved and completed.
Liquidation if no business combination:
As described above, if we have not consummated a business combination by November 29, 2009, our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders the amount in our trust account (including any accrued interest, after taxes payable on such interest) plus any remaining net assets. At that time, pursuant to Section 281 of the Delaware General Corporation Law, we will adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us or that distributions from the trust account, if we liquidate, will not be reduced by such claims. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more). Furthermore, we will use our reasonable best efforts to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. We may elect to forego obtaining waivers only if we receive the approval of our Chief Executive Officer and the approving vote or written consent of at least a majority of our board of directors. However, there is no guarantee these third parties will execute such waivers, or even if they execute such waivers, that they will not seek recourse against the trust account or that a court would not conclude that such waivers are not legally enforceable. In order to protect the amounts held in the trust account, our sponsor has agreed to indemnify us for claims of creditors, vendors, service providers and target businesses that have not executed a valid and binding waiver of their right to seek payment of amounts due to them out of the trust account. As further assurance our sponsor will have the necessary funds required to meet these indemnification obligations, (i) the sole owners and members of our sponsor, Camden Partners Strategic Fund III, L.P. (96.01% ownership of the sponsor) and Camden Partners Strategic Fund III-A, L.P. (3.99%), have agreed, under our sponsor’s limited liability company agreement, to make capital contributions to our sponsor as and when required in order for the sponsor to fulfill its indemnification obligations and (ii) our sponsor has agreed to take all such action reasonably necessary to request its members make such capital contributions. Additionally, in the event either of the Camden III Funds undertakes a liquidating distribution while the indemnification obligations of the sponsor are outstanding, they have agreed, in our sponsor’s limited liability company agreement, to use reasonable efforts to set aside from such distribution, adequate reserves to cover the reasonably anticipated liabilities which may be incurred by our sponsor. We and the representative of the underwriters are named as express third party beneficiaries in and with respect to the provisions of our sponsor’s limited liability company agreement which require the Camden III Funds to make such capital contributions and establish such reserves. Although we have a fiduciary obligation to pursue the sponsor to enforce its indemnification obligations, and intend to pursue such actions as and when we deem appropriate, there can be no assurance it or the Camden III Funds will be able to satisfy those obligations, if required to do so. The Camden III Funds are exempt from registration under the Investment Company Act of 1940 pursuant to either Section 3(c)(1) or Section 3(c)(7) of such Act and have informed us they expect to continue to qualify for such exemption following this offering.
Our existing stockholders have agreed to waive their respective rights to participate in any liquidation as part of our plan of dissolution and liquidation with respect to those shares of common stock acquired by them prior to this offering. They will participate in any liquidation distribution with respect to any shares of common stock acquired as part of this offering or in the aftermarket. In addition, Morgan Joseph & Co. Inc. has agreed to waive its right to the $1,500,000 ($1,725,000 if the underwriters’ over-allotment option is exercised in full) of deferred compensation deposited in the trust account if a business combination is not consummated. We anticipate the distribution of the funds in the trust account to our public stockholders will occur within 10 business days from the date our corporate existence ceases.
Accordingly, in the event we liquidate the trust account, our public stockholders will receive $7.92 per share (plus a portion of the interest on the trust account, but net of: (i) taxes payable on the interest income earned and (ii) up to $600,000 of interest income released to us to fund our working capital requirements) subject to reduction by claims of creditors as described above.
Escrow of existing stockholders’ securities:
On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place the shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company acting as escrow agent. Other than transfers to family members, to trusts for estate planning purposes or upon death (upon any of which such transfer they shall remain subject to the escrow agreement), these shares will not be transferable and will not be released from escrow until one year after consummation of a business combination, unless we were to consummate a transaction after the consummation of the initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. If we are forced to dissolve and liquidate, these shares will be cancelled. On the date of this prospectus, the insider warrants will be placed into the escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Other than transfers to family members, to trusts for estate planning purposes or upon death (upon any of which such transfer they shall remain subject to the escrow agreement), the insider warrants will not be transferable and will not be released from escrow until the 90th day after the completion of our business combination. Additionally, the membership interests of Camden Learning, LLC, our sponsor, are not transferable until one year after consummation of a business combination.
If holders of more than 20% of the shares sold in this offering vote against a proposed business combination and seek to exercise their redemption rights and such business combination is consummated, our existing stockholders have agreed to forfeit, on a pro rata basis, and return to us for cancellation, a number of the initial 1,562,500 shares of our common stock purchased, up to a maximum of 195,312 shares, so that the existing stockholders will collectively own no more than 23.81% (without regard to any purchase of units in this offering, any open market purchases or private purchases of units by the sponsor directly from us, as set forth elsewhere herein) of our outstanding common stock immediately prior to the consummation of such business combination.

Risks

We are a newly formed company and until we complete a business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our existing stockholders’ initial equity investment is below that which is required under the guidelines of the North American Securities Administrators’ Association, Inc. and we do not satisfy such association’s policy regarding unsound financial condition. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 17 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	September 30, 2007
Balance Sheet Datext-align:	Actual	As Adjusted(1)
Working capital (deficit)	$(198,356)	$919,787
Total assets	265,081	50,419,787
Total liabilities	234,582	1,500,000
Value of common stock which may be redeemed for an interest in the trust account	—	14,849,992
Stockholders’ equity	30,499	34,069,795

(1)	The “as adjusted” information gives effect to the sale of the units in this offering and the sale of warrants in the private placement, including the application of the related gross proceeds and the payment of the estimated remaining costs from such transactions.

The “actual” information for working capital (deficit) excludes $228,855 of costs related to this offering and the private placement which were incurred or paid prior to September 30, 2007. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” information. The “actual” information for working capital (deficit) also excludes the $10,712 excess of the face amount of a $200,000 note payable to an affiliate over the recorded liability of $189,288. The “as adjusted” information gives effect to the payment of this note at its full face amount.

The total assets amount, as adjusted, includes the $49,500,000 ($7.92 per share) to be held in the trust account, $48,000,000 of which will be available to us to consummate a business combination within the time period described in this prospectus, with the balance of $1,500,000 ($0.24 per share) to be used to pay the deferred underwriting discount and commissions payable to Morgan Joseph & Co. Inc., less amounts payable to redeeming stockholders, upon consummation of a business combination. If a business combination is not so consummated, we will be dissolved and the proceeds held in the trust account (including $1,500,000 of deferred compensation to be held for the benefit of Morgan Joseph & Co. Inc.) will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).

We will not proceed with a business combination if public stockholders owning more than 29.99% of the shares sold in this offering vote against the business combination and exercise their redemption rights. Accordingly, we may effect a business combination only if stockholders owning one share less than 30% of the shares sold in this offering exercise their redemption rights. If this occurred, we would be required to redeem for cash up to approximately one share less than 30% of the 6,250,000 shares of common stock sold in this offering, or 1,874,999 shares of common stock, at a per-share redemption price of $7.92 (plus a portion of the interest earned on the trust account, but net of (i) taxes payable on interest earned and (ii) up to $600,000 of interest income released to us to fund our working capital), which includes $0.24 per share of deferred underwriting discount and commissions which Morgan Joseph & Co. Inc. has agreed to forfeit to pay redeeming stockholders. The actual per-share redemption price will be equal to:

•	the initial amount in the trust account ($7.92 per share) which includes the amount attributable to deferred underwriting discounts and commissions and including all accrued interest (after taxes payable and up to $600,000 of interest income released to us to fund our working capital), as of two business days prior to the proposed consummation of the business combination, divided by
•	the number of shares of common stock sold in the offering.

In the event holders of more than 20% of the shares sold in this offering elect to redeem their shares, our existing stockholders have agreed to forfeit a number of the initial 1,562,500 shares of our common stock purchased, up to a maximum of 195,312 shares, so that the existing stockholders will collectively own no more than 23.81% (without regard to any purchase of units in this offering, any open market purchases or private purchases of units by the sponsor directly from us, as set forth elsewhere herein) of our outstanding common stock immediately prior to the consummation of such business combination after giving effect to the redemption.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our securities. If any of the following events occur, our business, financial condition and results of operations may be materially adversely affected. In such event, the trading price of our securities could decline and you could lose all or part of your investment.

Risks Associated with Our Business

We are a recently formed development stage company with no operating history and no revenues and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently formed development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire, merge with, engage in a capital stock exchange with, purchase all or substantially all of the assets of, or engage in any other similar business combination with, a single operating entity, or one or more related or unrelated operating entities with a business in the education industry. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. We cannot assure you as to when or if a business combination will occur. We have no present revenue and will not generate any revenues until, at the earliest, after the completion of a business combination. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

If we are unable to complete a business combination and are forced to liquidate, our public stockholders will receive less than $8.00 per share upon distribution of the trust account and our warrants will expire worthless.

If we are unable to complete a business combination within 24 months from the date of this prospectus and are forced to liquidate our assets, the per share liquidation proceeds will be less than $8.00 because of the expenses incurred in connection with this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. The per share liquidation value will be $7.92 per share, plus interest earned thereon (after taxes payable and up to $600,000 of interest income released to us), which includes the net proceeds of this offering and the private placement of the insider warrants and $1,500,000 ($0.24 per share) of deferred underwriting discount and commissions. While we will pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, and our sponsor has agreed to indemnify us under certain circumstances for such liabilities and obligations, we cannot assure you, where it is subsequently determined that the reserve for liabilities is insufficient, that stockholders will not be liable for such amounts to creditors. Furthermore, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Effecting a business combination — Liquidation if no business combination.”

If we are unable to consummate a business combination, our public stockholders will be forced to wait the full 24 months before receiving liquidation distributions.

We have 24 months in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought redemption of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

You will not be entitled to protections normally afforded to investors of blank check companies, including the ability to receive all interest earned on the amount held in trust.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business which has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the consummation of this offering and will file a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited into the trust account. Because we are not subject to Rule 419, a portion of the interest earned on the funds deposited in the trust account will be released to us to fund our working capital and will not be available at all to those public stockholders redeeming in connection with a business combination. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Comparison to Offerings of Blank Check Companies” below.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to complete a business combination.

Based upon publicly available information, we have identified approximately 137 similarly structured blank check companies which have completed initial public offerings since August 2003 and 47 others with registration statements currently pending before the SEC. Of the blank check companies which have completed their public offerings, only 40 companies have consummated a business combination, 24 other companies have announced they have entered into a definitive agreement for a business combination but have not consummated such business combination and eight have liquidated or will be liquidating. Accordingly, there are approximately 65 blank check companies with approximately $9.3 billion in trust seeking to carry out a business plan similar to our business plan. While many of these companies are targeted towards specific industries in which they must complete a business combination, certain of these companies may consummate a business combination in any industry they choose. As a result, there may be significant demand for the types of privately-held companies we target, which demand may limit the number of potential acquisition targets for us.

Further, because only 64 of such companies have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate there are fewer attractive target businesses available to such entities or that many privately-held target businesses are not inclined to enter into these types of transactions with publicly-held blank check companies like ours. We cannot assure you we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you we will be able to effectuate a business combination within the prescribed time period. If we are unable to consummate a business combination within the prescribed time period, we will be forced to liquidate.

The terms on which we may effect a business combination can be expected to become less favorable as we approach our twenty four month deadline.

Pursuant to our amended and restated certificate of incorporation, we must adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation and the distribution of our assets, including the funds held in the trust account, if we do not effect a business combination within 24 months after the completion of this offering. We have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation and the distribution of our assets, including the funds held in the trust account, upon expiration of the time periods set forth above unless we obtain the written consent of holders of 95% of the shares purchased in this offering.

Any entity with which we negotiate, or attempt to negotiate, a business combination, will be aware of this time limitation and can be expected to negotiate accordingly. In such event, we may not be able to reach an agreement with any proposed target prior to such period and any agreement that is reached may be on terms less favorable to us than if we did not have the time period restrictions set forth above. Additionally, as the 24 month time period draws closer, we may not have the desired amount of negotiating leverage in the event any new information comes to light after entering into definitive agreements with any proposed target but prior to consummation of a business transaction.

The fact we will proceed with the business combination if public stockholders holding one share less than 30% of the shares sold in this offering exercise their redemption rights, rather than the 20% threshold of most other blank check companies, may hinder our ability to consummate a business combination in the most efficient manner or to optimize our capital structure.

Unlike most other blank check offerings which have a 20% redemption threshold, we will proceed with the business combination if public stockholders holding one share less than 30% of the shares sold in this offering exercise their redemption rights. As a result of our higher redemption threshold, we may have less cash available to complete a business combination. Because we will not know how many stockholders may exercise such redemption rights, we will need to structure a business combination meeting the 80% of our net assets test that requires less cash, or we may need to arrange third party financing to help fund the transaction in case a larger percentage of stockholders exercise their redemption rights than we expect. Alternatively, to compensate for the potential shortfall in cash, we may be required to structure the business combination, in whole or in part, using the issuance of our stock as consideration. Accordingly, this increase in redemption threshold to 30% may hinder our ability to consummate a business combination in the most efficient manner or to optimize our capital structure. At the same time, ownership by the sponsor of the 212,500 units purchased in the offering and $4,000,000 worth of common stock purchased on the open market would represent 9.18% of the voting securities, assuming our sponsor purchases 212,500 units in the offering and the maximum of $4,000,000 of open market purchases, all of which the sponsor has indicated it will vote in favor of the business combination, further increases the likelihood the business combination will be approved.

Exercise of redemption rights must be effected pursuant to a specific process which may take time to complete and may result in the expenditure of funds by stockholders seeking redemption.

A stockholder requesting redemption of his, her or its common stock into cash may be required to do so at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination. A stockholder would have from the time we send out our proxy statement through the vote on the business combination to tender (either electronically or through the delivery of physical stock certificates) his shares of common stock if he, she or it wishes to seek to exercise his, her or its redemption rights, a period which is expected to be not less than 10 nor more than 60 days. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC (Deposit/Withdrawal At Custodian) system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. There may be additional mailing and other nominal charges depending on the particular process used to tender common stock. Although we believe the time period, costs and other potential burdens associated with the tendering process are not onerous for an average investor, this process may result in additional burdens for stockholders, including mis-delivery or any other defect in the tendering process.

Additionally, if a vote on our initial business combination is held and the business combination is not approved, or is not completed for any other reason, we may continue to try to consummate a business combination with a different target until twenty four months from the date of this prospectus. Public stockholders voting against our initial business combination who exercised their redemption rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account in respect of the unconsummated initial business combination. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder, who would have to comply with the tendering process again for any vote against a subsequent business combination.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders from the trust account will be less than $7.92 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will use our reasonable best efforts to have all vendors, prospective target businesses or other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee they will execute such waivers, or even if they execute such waivers that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. We may elect to forego obtaining waivers only if we receive the approval of our Chief Executive Officer and the approving vote or written consent of at least a majority of our board of directors. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In addition, there is no guarantee such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason.

Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public stockholders and the per-share liquidation price could be less than the $7.92 per share held in the trust account, plus interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account and net of any amounts released to us as working capital), due to claims of such creditors. If we are unable to complete a business combination and are forced to dissolve and liquidate, our sponsor will be liable to ensure the proceeds in the trust account are not reduced by the claims of various vendors, prospective target businesses or other entities owed money by us for services rendered or products sold to us, to the extent necessary to ensure such claims do not reduce the amount in the trust account. In order to protect the amounts held in the trust account, our sponsor has agreed to indemnify us for claims of any vendors, service providers, prospective target businesses or creditors that have not executed a valid and binding waiver of amounts due to them out of the trust account. As further assurance our sponsor will have the necessary funds required to meet these indemnification obligations, (i) the Camden III Funds have agreed, under our sponsor’s limited liability company agreement, to make capital contributions to our sponsor as and when required in order for the sponsor to fulfill its indemnification obligations and (ii) our sponsor has agreed to take all such action reasonably necessary to request its members make such capital contributions. Additionally, in the event either of the Camden III Funds undertakes a liquidating distribution while the indemnification obligations of the sponsor are outstanding, they have each agreed, in our sponsor’s limited liability company agreement, to use reasonable efforts to set aside from such distribution adequate reserves to cover the reasonably anticipated liabilities which may be incurred by our sponsor. We and the representative of the underwriters are named as express third party beneficiaries in and with respect to the provisions of our sponsor’s limited liability company agreement which require the Camden III Funds to make such capital contributions and establish such reserves. Although we have a fiduciary obligation to pursue the sponsor to enforce its indemnification obligations, and intend to pursue such actions as and when we deem appropriate, there can be no assurance it or the Camden III Funds will be able to satisfy those obligations, if required to do so.

Our officers and directors are currently, and may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us, and, accordingly, may have conflicts of interest in determining which entity a particular business opportunity should be presented to.

None of our directors or officers has been a principal of, or affiliated with, a “blank check” company that executed a business plan similar to our business plan and none of such individuals is currently affiliated with any such entity. However, our officers and directors are currently, and may in the future become, affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. While our officers and directors have agreed to present business opportunities first to the company, subject to any pre-existing duty they may have, they may become aware of business opportunities which may be appropriate for presentation to us, as well as the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Each of our officers and directors has pre-existing fiduciary obligations to other businesses of which they are officers or directors. To the extent they identify business opportunities which may be suitable for the entities to which they owe a pre-existing fiduciary obligation, our officers and directors will honor those fiduciary obligations, subject to the “right of first refusal” described below. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe a pre-existing fiduciary obligation (and any successors to such entities) have declined to accept such opportunities.

David L. Warnock serves on the boards of directors of American Public Education, Inc. and Nobel Learning Communities, Inc., and both he and Mr. Hughes serve on the boards of directors of New Horizons Worldwide, Inc. and Questar Assessment, Inc., formerly Touchstone Applied Science Associates, all of which are portfolio companies of one or both of the Camden III Funds in the education industry. Both Messrs. Warnock and Hughes have a pre-existing fiduciary duty to each of these companies and may not present opportunities to us that otherwise may be attractive to us unless these entities have declined to accept such opportunities.

Messrs. Warnock and Hughes also have fiduciary obligations to the Camden III Funds. The Camden III Funds are private equity funds focused on investing in micro-cap public and, to a lesser extent, late stage private companies, in the business and financial services, healthcare and education industries. In order to minimize potential conflicts, or the appearance of conflicts, which may arise from the affiliations that Messrs. Warnock and Hughes have with the Camden III Funds, the Camden III Funds have granted us a “right of first refusal” with respect to an acquisition of voting control of any company or business in the education industry whose aggregate fair market value is at least equal to 80% of the balance of the trust account (less the deferred underwriting discounts and commissions and taxes payable), which is the minimum size of a target business for our initial business combination. Pursuant to this right of first refusal, each of the Camden III Funds has agreed to present any investment or purchase opportunity in a company meeting these criteria to a committee of our independent directors for our review and that it will not enter into any agreement to purchase or invest in such company until our committee of independent directors has had a reasonable period of time to determine whether or not to pursue such opportunity. This right of first refusal will expire upon the earlier of (i) our consummation of an initial business combination or (ii) 24 months after the consummation of this offering. Furthermore, we have agreed with the representative of the underwriters that any target company with respect to which either of the Camden III Funds has initiated any contacts or entered into any negotiations or discussions, formal or informal, will not be a potential acquisition target for us.

Therese Kreig Crane, Ed.D, currently serves as Chairman of the Board of Directors of Nobel Learning Communities Inc. and as a director of Questia Inc. and Tutor.com. Ronald Tomalis is a director and owner of The Chartwell Educational Group. While we do not know if any of these entities will be competitive with us, each of these directors has a pre-existing fiduciary duty to each of these companies and may not present opportunities to us that otherwise may be attractive to us unless these entities have declined to accept such opportunities.

For a more complete discussion of our management's affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management — Directors and Executive Officers” and “Management — Conflicts of Interest.” We cannot assure you these conflicts will be resolved in our favor.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

We will dissolve and liquidate if we do not complete a business combination within 24 months after the consummation of this offering. In the event of a dissolution, stockholders may be held liable under the Delaware General Corporation Law for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders within 10 business days after the 24 month period and, therefore, we do not intend to comply with these procedures. Because we will not be complying with Section 280, we will comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we will use our reasonable best efforts to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result, the claims that could be made against us are significantly limited and the likelihood any claim would result in any liability extending to the trust is minimal. However, because we will not be complying with Section 280, our public stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution, and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our public stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance”. As a result, a bankruptcy court could seek to recover all amounts received by our stockholders in our dissolution. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after November 29, 2009, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Additionally, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

Subject to there being a current prospectus under the Securities Act of 1933 with respect to the shares of common stock issuable upon exercise of the warrants, we may redeem the warrants issued as a part of our units at any time while the warrants are exercisable in whole and not in part, at a price of $0.01 per warrant, upon a minimum of 30 days’ prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price thereafter at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. The foregoing does not apply to the warrants included as part of the 2,800,000 insider warrants purchased prior to this offering, as such warrants are not subject to redemption while held by the initial holder or any permitted transferee of such initial holder.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares underlying the warrants at the time that our warrant holders exercise their warrants, we cannot guarantee a registration statement will be effective, in which case our warrant holders may not be able to exercise our warrants.

Holders of our warrants will be able to exercise the warrant only if (i) a current registration statement under the Securities Act of 1933 relating to the shares of our common stock underlying the warrants is then effective and (ii) such shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the shares underlying the warrants following completion of this offering to the extent required by federal securities law, and we intend to comply with such undertaking, we cannot assure you we will be able to do so. At the time the warrants become exercisable (following our completion of a business combination), we expect to be listed on a national securities exchange, which would provide an exemption from registration in every state, but we cannot assure you this will be the case. Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. The value of the warrants may be greatly reduced if a registration statement covering the shares issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. For example, some states may not permit us to register the shares issuable on exercise of our warrants for sale. We are not obligated to pay cash or other consideration to the holders of the warrants in such situations. Holders of warrants who reside in jurisdictions in which the shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire worthless. In the event the warrants expire worthless or we choose to redeem the warrants at a time when the holders of such warrants are unable to exercise them, the purchasers of units will have effectively paid the full purchase price of the units solely for the common stock underlying such units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

Because the warrants sold in the private placement were originally issued pursuant to an exemption from the registration requirements under the federal securities laws, holders of such warrants will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 20,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering, there will be 1,887,500 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and underwriter’s unit purchase option) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;
•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors;
•	may adversely affect prevailing market prices for our common stock; and
•	may subordinate the rights of holders of our common stock if preferred stock is issued with rights senior to those afforded to the common stock.

If we finance the purchase of assets or operations through the issuance of debt securities, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due, if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;
•	covenants that limit our ability to acquire capital assets or make additional acquisitions; and
•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

We are not currently able to assess the likelihood we will need to finance a business combination through the issuance of debt securities. However, since we will proceed with the business combination if public stockholders holding less than 30% of the shares sold in this offering exercise their redemption rights, unlike the 20% threshold adopted by many companies similar to ours, we may have less cash available to complete a business combination. Because we will not know how many stockholders may exercise such redemption rights, we will need to structure a business combination meeting the 80% of our net assets test that requires less cash, or we may need to arrange third party financing to help fund the transaction in case a larger percentage of stockholders exercise their redemption rights than we expect. For a more complete discussion of the possible structure of a business combination, see the section below entitled “Effecting a business combination — Selection of a target business and structuring of a business combination.”

Substantial resources could be expended in researching business combinations that are not consummated, which could materially adversely affect subsequent attempts to locate and consummate a business combination.

We anticipate the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and other third party fees and expenses. If we decide not to enter into an agreement with respect to a specific proposed business combination we have investigated, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control, such as public stockholders holding 30% or more of the shares sold in this offering voting against the business combination and opting to have us redeem their stock into a pro rata share of the trust account even if a majority of our stockholders approve the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and consummate a business combination.

We may have insufficient resources to cover our operating expenses and the expenses of consummating a business combination.

We have reserved approximately $900,000 from the proceeds of this offering and the private placement held outside the trust account and up to $600,000 of interest, after taxes, we may earn on funds in the trust account to cover our operating expenses for the next 24 months, to cover the expenses incurred in connection with a business combination and to cover expenses in connection with our dissolution if we do not complete a business combination in the allowed time. This amount is based on management’s estimates of the costs needed to fund our operations for the next 24 months, to consummate a business combination or dissolve. Those estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination, or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. In addition, the amounts available from interest earned on the proceeds held in the trust account will be dependent on the length of time since our initial public offering and prevailing interest rates. If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing, either from our management or the existing stockholders or from third parties. We may not be able to obtain additional financing and our existing stockholders and management are not obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing, we may be forced to dissolve and liquidate prior to consummating a business combination.

Our ability to effect a business combination and to execute any potential business plan afterwards will be dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate.

Our ability to effect a business combination will be dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination cannot presently be fully ascertained. Although members of our management and other key personnel may remain associated with us following a business combination, including Messrs. Warnock, Hughes, Tomalis and Dr. Crane, we may employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you our assessment of these individuals will prove to be correct. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate terms with the combined company as part of any such combination. If we acquired a target business in an all-cash transaction, it would be more likely that current members of management would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company following a business combination, it may be less likely management would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment or consulting agreement or other arrangement. The determination to remain as officers of the resulting business will be determined prior to the completion of the transaction and will depend upon the appropriateness or necessity of current management to remain. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business’ management, and negotiate as part of the business combination that certain members of current management remain if it is believed to be in the best interests of the combined company post-business combination. If management negotiates to be retained post-business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest.

None of our officers or directors has ever been associated with a blank check company, which could adversely affect our ability to consummate a business combination.

None of our officers or directors has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering and the private placement. Our management’s lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and force us to dissolve and liquidate the trust account to our public stockholders as part of our stockholder-approved plan of dissolution and liquidation.

Our officers and directors may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. Each of our officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a discussion of potential conflicts of interest that you should be aware of, see the section below entitled “Management — Conflicts of Interest.” We cannot assure you these conflicts will be resolved in our favor.

Certain directors and officers of ours own, directly and indirectly, shares of our common stock and our sponsor, which is indirectly controlled and partially owned by, certain of our officers and directors, will own warrants purchased in the private placement, which will not participate in liquidation distributions and therefore our management may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Certain directors and officers of ours, as well as our sponsor, own shares of our common stock, and our sponsor will own the warrants purchased in the private placement. Our sponsor is owned 96.01% by Camden Partners Strategic Fund III, L.P. and 3.99% by Camden Partners Strategic Fund III-A, L.P., each of which are indirectly controlled and partially owned by David L. Warnock, our Chairman, President and Chief Executive Officer, and Donald W. Hughes, our Chief Financial Officer and Secretary. The general partner of each limited partnership is Camden Partners Strategic III, LLC, an entity of which Messrs. Warnock and Hughes are two of the four managing members. Our sponsor, as well as those officers and directors that own our common stock, have each waived their right to the liquidation of the trust account if we are unable to complete a business combination. The shares and warrants owned by our sponsor and officers and directors will be worthless if we do not consummate a business combination. The personal and financial interests of our sponsor and officers and directors may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our officers’ and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Since our existing stockholders will lose their entire investment in us if a business combination is not consummated and may be required to pay costs associated with our liquidation, our existing stockholders may purchase shares of our common stock from stockholders who would otherwise choose to vote against a proposed business combination or exercise their redemption rights in connection with such business combination.

Our existing stockholders own shares of our common stock (which were purchased for an aggregate of $25,000) that will be worthless if we do not consummate a business combination. In addition, our sponsor purchased warrants exercisable for our common stock (for an aggregate of $2,800,000), which will also be worthless if we do not consummate a business combination, and has also agreed to enter into an agreement to place limit orders to purchase up to $4,000,000 of our common stock in the open market commencing the later of (i) ten business days after we file our current report on Form 8-K announcing our execution of a definitive agreement for our initial business combination and (ii) 60 calendar days after the end of the “restricted period” in connection with this offering under Regulation M under the Exchange Act, and ending on the business day immediately preceding the record date of the meeting of stockholders at which such business combination is voted upon. Given the interest that our existing stockholders have in a business combination being consummated, it is possible our existing stockholders will acquire additional securities from public stockholders (in the open market and/or in privately negotiated transactions) who have elected to redeem their shares of our common stock in order to change their vote and insure the business combination will be approved (which could result in a business combination being approved even if, after the announcement of the business combination, 30.0% or more of our public stockholders would have elected to exercise their redemption rights, or more than 50.0% of our public stockholders would have voted against the business combination, but for the purchases made by our existing stockholder). At this time we have no indication any of our existing stockholders intend to do so. Although we do not know for certain the factors that would cause our existing stockholders to purchase such additional securities, we believe some of the factors they would consider are: (i) the trading price of our securities, (ii) their aggregate investment in our securities, (iii) whether it appears that a substantial number of public stockholders are voting against a proposed business combination, and (iv) their interest in the target business once the target business has been identified.

Any privately negotiated transaction with a stockholder would include a contractual acknowledgement that such stockholder, although still the record holder of our common stock, is no longer the beneficial owner thereof and therefore agrees to vote such shares of common stock as directed by our existing stockholder. In the event our existing stockholder purchases shares in privately negotiated transactions from public stockholders who have already submitted proxies to vote against a proposed business combination and requested redemption of their shares, such selling stockholders would be required to revoke their prior proxies to vote against the proposed acquisition and to revoke their prior elections to redeem their shares and to cast new votes in favor of the proposed acquisition. The revocation of prior proxies to vote against the business combination and substitution therefor of votes in favor of the proposed acquisition would have the effect of reducing redemptions and increasing votes in favor of the proposed acquisition, thereby making it more likely that a proposed business combination would be approved.

Our existing stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent such expenses exceed the amount available outside the trust account (plus a portion of the interest earned on the amounts in the trust account) unless the business combination is consummated, and therefore they may have a conflict of interest.

Our existing stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent such expenses exceed the amount available outside the trust account (plus a portion of the interest earned on the amounts in the trust account), unless the business combination is consummated. The amount of available proceeds is based on management estimates of the capital needed to fund our operations for the next 24 months and to consummate a business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination, or if we expend a significant portion in pursuit of an acquisition which is not consummated. The financial interests of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of less than $5,000,000 and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;
•	receive the purchaser’s written agreement to a transaction prior to sale;
•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and
•	obtain a signed and dated acknowledgment from the purchaser demonstrating the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed and you may find it more difficult to sell our securities.

It is probable our initial business combination will be with a single target business, which may cause us to be solely dependent on a single business and a limited number of products or services. Additionally, we may face obstacles to completing simultaneous acquisitions.

Our initial business combination must be with a business or businesses with an aggregate fair market value of at least 80% of the amount in our trust account (less the deferred underwriting discount and commissions and taxes payable) at the time of such transaction, which amount is required as a condition to the consummation of our initial business combination. We may not be able to acquire more than one target business because of various factors, including the amount of funds available to consummate a business combination, possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses. In addition, we may not have sufficient management, financial or other resources to effectively investigate the business and affairs of multiple acquisition candidates simultaneously or to negotiate the terms of multiple acquisition agreements at the same time, which could result in a failure to properly evaluate multiple acquisitions. Further, we would also be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied, bringing the aggregate fair market value of the initial business combination below the required fair market value of 80% of the amount in our trust account (less the deferred underwriting discount and commissions and taxes payable). Accordingly, while it is possible we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if deciding between one target business meeting such 80% threshold and comparable multiple target business candidates collectively meeting the 80% threshold. Consequently, it is probable that, unless the purchase price consists substantially of our equity, we will have the ability to complete only a single initial business combination with the proceeds of this offering and the private placement. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business; or
•	dependent upon the development or market acceptance of a single or limited number of products or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

The ability of our stockholders to exercise their redemption rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock redeemed for cash if the stockholder votes against the business combination and the business combination is approved and completed. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their redemption rights than we expected. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

We will not be required to obtain an opinion from an investment banking firm as to the fair market value of a proposed business combination if our board of directors independently determines the target business has sufficient fair market value.

The initial target business or businesses we acquire must have an aggregate fair market value equal to at least 80% of the amount in our trust account (less the deferred underwriting discount and commissions and taxes payable) at the time of such transaction. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with an aggregate fair market value in an amount considerably greater than 80% of the amount in our trust account (less the deferred underwriting discount and commissions and taxes payable) at the time of such transaction. We have not had any preliminary discussions, or made any agreements or arrangements, with respect to financing arrangements with any third party. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value, and the price for which comparable businesses have recently been sold. If our board is not able to independently determine whether the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, with respect to the satisfaction of such criteria.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe the net proceeds of this offering and the private placement will be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to redeem for cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you such financing would be available on acceptable terms, if at all. To the extent additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring stockholder vote including a business combination.

Upon consummation of this offering, our existing stockholders (including all of our officers and directors) will collectively own approximately 20% of our issued and outstanding shares of common stock (not including the purchase of 2,800,000 warrants in the private placement by our sponsor, and assuming no additional purchases by our existing stockholders in the offering). These shares will be voted in accordance with the majority of the shares with respect to the approval of a proposed business combination. Our sponsor has informed us it intends to purchase 212,500 units in this offering, although it is under no obligation to do so. Our sponsor has agreed to vote all such shares of common stock in favor of our initial business combination, representing a possible maximum aggregate of 3.4% of the public shares entitled to vote on the business combination. Assuming only these securities are purchased, immediately after this offering, our existing stockholders, collectively, will beneficially own 23.4% of the then issued and outstanding shares of common stock. As a result of this ownership block, our current stockholders may be able to effectively influence the outcome of any other matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions.

In addition, our sponsor has also agreed to enter into an agreement with the representative of the underwriters pursuant to which it will place limit orders to purchase up to $4,000,000 of our common stock in the open market commencing the later of (i) ten business days after we file our current report on Form 8-K announcing our execution of a definitive agreement for our initial business combination and (ii) 60 calendar days after the end of the “restricted period” in connection with this offering under Regulation M under the Exchange Act, and ending on the business day immediately preceding the record date of the meeting of stockholders at which a business combination is to be voted upon. Assuming the 212,500 units are purchased in the offering and the $4,000,000 of common stock are purchased by our sponsor in the open market, and further assuming such open market purchases of stock occur at the initial trust amount per share of $7.92 per unit, our existing stockholders, collectively, will beneficially own 29.18% of the then issued and outstanding shares of common stock, with only 9.18% of such shares automatically voting in favor of the business combination and the remaining 20% voting in accordance with the majority of the shares. None of our other existing stockholders, officers and directors has indicated to us they intend to purchase units in this offering, or units or warrants on the open market following the offering. For a more complete discussion, please see the section of this prospectus entitled “Principal Stockholders.”

Unless a business combination is approved by our stockholders, our sponsor has agreed not to sell any shares purchased in the open market, provided it will be entitled to participate in any liquidating distributions with respect to such shares. Our sponsor has agreed to vote all shares of common stock purchased in the open market in favor of our initial business combination. Accordingly, these purchases will have the effect of increasing the percentage of shares owned by our sponsor and make it more likely the stockholder vote to approve the business combination or amend or waive any provision of our amended certificate of incorporation, or any other matter for which stockholder approval is sought, will be successful.

In the event our sponsor does not purchase $4,000,000 of our common stock through those open market purchases, our sponsor has agreed to purchase from us in a private placement a number of units identical to the units offered hereby at a purchase price of $8.00 per unit until it has spent an aggregate of $4,000,000 in the open market purchases described above and this co-investment. This co-investment will occur immediately prior to our consummation of a business combination, which will not occur until after the signing of a definitive business combination agreement and the approval of that business combination by a majority of our public stockholders. Accordingly, any such private placement purchases will have no influence on the vote on any proposed business combination.

Our board of directors is divided into two classes, each of which will generally serve for a term of two years, with only one class of directors being elected in each year. It is unlikely there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, initially only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome.

Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination. In addition, our existing stockholders and their affiliates and relatives are not prohibited from purchasing additional units in this offering or in the open market. If they do, we cannot assure you our existing stockholders will not have considerable influence upon the vote in connection with a business combination.

Our existing stockholders paid an aggregate of $25,000, or approximately $.016 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering and the private placement constitutes the dilution to you and the other investors in this offering. The fact our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering and the private placement are completed, you and the other new investors will incur an immediate and substantial dilution of approximately 28.25% or $2.26 per share (the difference between the pro forma net tangible book value per share of $5.74, and the initial offering price of $8.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering as part of the units, and the private placement, we will be issuing warrants to purchase up to 9,050,000 shares (9,987,500 if the underwriters’ over-allotment option is exercised in full) of our common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders, including our sponsor, which purchased warrants in the private placement, are entitled to require us to register the resale of their shares of common stock and warrants (as well as the shares of common stock issuable upon exercise of warrants included as part of the insider warrants) at any time after the date on which their securities are released from escrow. If such existing security holders exercise their registration rights with respect to all of their securities, there will be an additional 1,562,500 shares of common stock and 2,800,000 warrants (as well as 2,800,000 shares of common stock issuable upon exercise of the warrants) eligible for trading in the public market and we will bear the costs of registering such securities. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

A market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

Although our units are, and our common stock and warrants will be, quoted on the OTC Bulletin Board, as of the date of this prospectus there is no market for our securities. Therefore, stockholders should be aware they cannot benefit from information about prior market history as to their decisions to invest, which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

If you are not an institutional investor, you may purchase securities in this offering only if you reside within the states in which we will apply to have the securities registered. Although the states are preempted from regulating the resales of our securities, state securities regulators who view blank check offerings unfavorably could use or threaten to use their investigative or enforcement powers to hinder resales in their states.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Louisiana, Maryland, New York and Rhode Island. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. Under the National Securities Market Improvement Act of 1996, the states are pre-empted from regulating transactions in covered securities. We will file periodic and annual reports under the Securities Exchange Act of 1934, as amended, and our securities will be considered covered securities. Therefore, the states will be pre-empted from regulating the resales of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable. However, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states. For a more complete discussion of the state securities laws and registrations affecting this offering, please see “Underwriting — State Blue Sky Information” below.

Our securities are quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange.

Our units are, and our common stock and warrants will be, traded in the over-the-counter market and will be quoted on the OTC Bulletin Board, a FINRA-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

We do not plan to operate as an investment fund or investment company, or to be engaged in the business of investing, reinvesting or trading in securities. Our plan is to acquire, hold, operate and grow for the long term one or more operating businesses in the education industry. We do not plan to operate as a passive investor or as a merchant bank seeking dividends or gains from purchases and sales of securities.

Companies that fall within the definition of an “investment company” set forth in Section 3 of the Investment Company Act of 1940, as amended, and the regulations thereunder, which we refer to as the 1940 Act, are subject to registration and substantive regulation under the 1940 Act. Companies that are subject to the 1940 Act that do not become registered are normally required to liquidate and are precluded from entering into transactions or enforceable contracts other than as an incident to liquidation. The basic definition of an “investment company” in the 1940 Act and related SEC rules and interpretations includes a company (1) that is, proposes to be, or holds itself out as being engaged primarily in investing, reinvesting or trading in securities; or (2) that has more than 40% of its assets (exclusive of U.S. government securities and cash items) in “investment securities,” or (3) that is a “special situation investment company” (such as a merchant bank or private equity fund).

For example, if we were deemed to be an investment company under the 1940 Act, we would be required to become registered under the 1940 Act (or liquidate) and our activities would be subject to a number of restrictions, including, among others:

•	corporate governance requirements and requirements regarding mergers and share exchanges;
•	restrictions on the nature of our investments;
•	restrictions on our capital structure and use of multiple classes of securities; and
•	restrictions on our use of leverage and collateral;

each of which may make it difficult for us to consummate an initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy, and disclosure requirements, and other rules and regulations;

compliance with which would reduce the funds we have available outside the trust account to consummate an initial business combination.

In order not to be regulated as an investment company under the 1940 Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in an initial business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities.” Our business will be to identify and consummate a business combination and thereafter to operate the acquired business or businesses for the long term. We do not plan to buy companies with a view to resale or profit from sale of the businesses. We do not plan to buy unrelated businesses or to be a passive investor. We do not believe that our anticipated principal activities will subject us to the 1940 Act. To this end, the proceeds held in the trust account may only be invested by the trustee in U.S. government securities and in assets that are considered “cash items” for purposes of Section 3(a)(2) of the 1940 Act. Pursuant to the trust agreement, the trustee is not permitted to invest in securities or assets that are considered “investment securities” within the meaning of Section 3(a) of the 1940 Act. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring, growing and operating a business or businesses for the long term in the education industry (rather than on buying and selling companies in the manner of a merchant bank or private equity fund) we intend to avoid being deemed an “investment company” within the meaning of the 1940 Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution and return of the funds held in the trust account to our public stockholders as part of our plan of dissolution and liquidation. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the 1940 Act. If we were deemed to be subject to the 1940 Act, compliance with these additional regulatory burdens would require additional expense for which we have not accounted.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc. and, therefore, may take actions or incur expenses not deemed to be independently approved or independently determined to be in our best interest.

Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors own shares of our common stock and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position such individual is not “independent.” If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination, in which event this reimbursement obligation would in all likelihood be negotiated with the owners of a target business. Although we believe all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent” under the policies of the North American Securities Administrator Association, we cannot assure you this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

Because our existing stockholders’ initial equity investment was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on promotional or development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by The North American Securities Administrators Association, Inc., an international organization devoted to investor protection, any state administrator may disallow an offering of a promotional or development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our existing stockholders’ initial investment of $25,000 is less than the required minimum amount pursuant to this policy (assuming non-exercise of the overallotment option). Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to, in which case we would be prohibited from conducting this offering in that state. We cannot assure you our offering would not be disallowed pursuant to this policy.

Because of our current financial condition, our offering may be disallowed by state administrators following the North American Securities Administrators Association, Inc. Statement of Policy Regarding Unsound Financial Condition.

Pursuant to the Statement of Policy Regarding Unsound Financial Condition promulgated by North American Securities Administrators Association, Inc., any state administrator may disallow an offering if the financial statements of a company contain a footnote or the independent auditor’s report contains an explanatory paragraph regarding that company’s ability to continue as a going concern and that company has, among other things, an accumulated deficit and no revenues from operations. The report of Eisner LLP, our independent registered accounting firm, contains a going concern explanatory paragraph and we have no revenues from our operations and an accumulated deficit. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to, in which case we would be prohibited from conducting this offering in that state. We cannot assure you our offering would not be disallowed pursuant to this policy.

Since we have not currently selected a prospective target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the target business’ operations.

Since we have not yet identified a prospective target, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’ operations. Accordingly, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you we will properly ascertain or assess all of the significant risk factors. We also cannot assure you an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled “Effecting a business combination — We have not identified a target business.”

Your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval. In addition, a proposal you vote against could still be approved if a sufficient number of public stockholders vote for the proposed business combination. Alternatively, a proposal you vote for could still be rejected if a sufficient number of public stockholders vote against the proposed business combination.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than would typically be the case if we were an operating company rather than a blank check company.

There was no public market for any of our securities prior to this offering. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in trust were the products of a negotiation between the underwriters and us. Factors that were considered in making these determinations included: management’s perception of the number of potential competitors that exist to acquire businesses we may find attractive, the financial resources of those potential competitors and, therefore, the potential target size of the businesses they may seek to acquire, as well as management’s belief as to the capital required to facilitate a combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity. However, although these factors were considered, the determination of our per unit offering price and the aggregate proceeds we are raising in this offering is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results that could provide a basis for such determination. There can be no assurance management’s perceptions accurately reflect the actual facts with respect to any of the factors considered.

We do not intend to establish an audit or compensation committee until consummation of a business combination.

We currently do not have a compensation or audit committee and do not intend to establish either one prior to consummation of a business combination. Additionally, there will not be a separate committee comprised of some members of our board of directors with specialized accounting and financial knowledge to meet, analyze and discuss solely financial matters concerning potential target businesses. This may have the result of a less comprehensive discussion among board members with accounting expertise about accounting and financial matters. The lack of a compensation or audit committee may prove to have a material impact on our analysis of potential target businesses which may harm our future operating prospects.

Risks Associated with the Our Acquisition of a Target Business in the Education Industry

We intend to seek a business combination with a company in the education industry. The following risk factors address issues that may arise in connection with the purchase of such a company. Because we have not yet identified a target business, there are likely to be additional risks applicable to any particular target business, and some of the following risks may be inapplicable. Therefore, you should bear in mind that the following risks are illustrative only.

Failure of any acquired schools to comply with the extensive regulatory requirements for school operations could result in financial penalties, restrictions on operations and loss of external financial aid funding, which could affect revenues and impose significant operating restrictions on any business we acquire.

Whether the school has a central location where all students attend classes or whether the curriculum is provided via the Internet, telephone or other remote access, any school we acquire can be expected to be subject to extensive regulation by federal and state governmental agencies and by accrediting commissions. In particular, the Higher Education Act of 1965, as amended, and the regulations promulgated thereunder by the Department of Education, or DOE, set forth numerous standards schools must satisfy to participate in various federal student financial assistance programs under Title IV Programs. To participate in Title IV Programs, schools must receive and maintain authorization by the applicable education agencies in the state in which each school is physically located, be accredited by an accrediting commission recognized by the DOE and be certified as an eligible institution by the DOE. These regulatory requirements can be expected to cover the vast majority of operations of any business we acquire in the education services market, including educational programs, facilities, instructional and administrative staff, administrative procedures, marketing, recruiting, financial operations and financial condition. These regulatory requirements may also affect our ability to acquire or open additional schools, add new educational programs, expand existing educational programs, and change our corporate structure and ownership.

If any acquired schools fails to comply with applicable regulatory requirements, the school and its related main campus and/or additional locations, if any, could be subject to the loss of state licensure or accreditation, the loss of eligibility to participate in and receive funds under the Title IV Programs, the loss of the ability to grant degrees, diplomas and certificates, provisional certification, or the imposition of liabilities or monetary penalties, each of which could adversely affect our revenues and impose significant operating restrictions upon us. The various regulatory agencies periodically revise their requirements and modify their interpretations of existing requirements and restrictions. We cannot predict with certainty how any of these regulatory requirements will be applied or whether each of our schools will be able to comply with these requirements or any additional requirement instituted in the future. Additionally, Congress may change the law or reduce funding for Title IV Programs, which could reduce student population, revenues or profit margin of any business we acquire.

Our success depends in part on the ability of any business we acquire to update and expand the content of existing programs and develop new programs in a cost-effective manner and on a timely basis.

Prospective employers demand that employees possess appropriate technological skills. These skills are becoming more sophisticated in line with technological advancements across all industries. Accordingly, educational programs must keep pace with those technological advancements. The expansion of our existing programs and the development of new programs may not be accepted by our students, prospective employers or the education market. Even if we are able to develop acceptable new programs, we may not be able to introduce these new programs as quickly as our competitors or as quickly as employers demand. If we are unable to adequately respond to changes in market requirements due to financial constraints, unusually rapid technological changes or other factors, our ability to attract and retain students could be impaired, our placement rates could suffer and our revenues could be adversely affected.

We may not be able to retain our key personnel or hire and retain the personnel needed to sustain and grow our business.

The success of any business we acquire will depend largely on the skills, efforts and motivation of our executive officers, including Messrs. Warnock, Hughes, Tomalis and Dr. Crane, who generally have significant experience within the education industry. Our success also depends in large part upon our ability to attract and retain highly qualified faculty, school directors, administrators and corporate management. Due to the nature of the business, we expect to face significant competition in the attraction and retention of personnel who possess the skill sets we seek. In addition, key personnel may leave and subsequently compete against us. The loss of the services of any of our key personnel, or our failure to attract and retain other qualified and experienced personnel on acceptable terms, could have an adverse effect on our ability to operate our business efficiently and execute our growth strategy.

Competition could decrease the market share of any business we acquire, causing it to lower tuition rates and negatively impact our results.

The education market is highly competitive, as we expect any business we acquire to compete for students and faculty with colleges, universities and providers of specialized vocational training and continuing professional education , many of which have greater financial and other resources than we expect to have, which may, among other things, allow our competitors to secure strategic relationships with some or all of our existing strategic partners or develop other high profile strategic relationships or devote more resources to expanding their programs and their school network, all of which could affect the success of our marketing programs. If any business we acquire is unable to compete effectively for students, our student enrollments and revenues will be adversely affected.

Any business we acquire may be required to reduce tuition or increase spending in response to competition in order to retain or attract students or pursue new market opportunities. As a result, its market share, revenues and operating margin may be decreased. We cannot be sure any business we acquire will be able to compete successfully against current or future competitors or that the competitive pressures of such target business will not adversely affect our revenues and profitability.

An increase in interest rates could adversely affect the ability of any business we acquire to attract and retain students.

Interest rates have reached historic lows in recent years, creating a favorable borrowing environment for students. Much of the financing students receive is tied to floating interest rates. However, interest rates have increased recently, resulting in a corresponding increase in the cost to students of financing their education. Higher interest rates can also contribute to higher default rates with respect to student repayment of education loans. Higher default rates may in turn adversely impact eligibility for Title IV Program participation or the willingness of private lenders to make private loan programs available to students who attend any schools we may acquire, which could result in a reduction in student population.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. All statements other than statements of current or historical fact contained in this prospectus are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “would,” “could,” “plan,” “will,” “may,” “intend,” “estimate,” “potential,” “continue” or similar expressions or the negative of these terms are intended to identify forward-looking statements. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete a business combination;
•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following the consummation of a business combination;
•	officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination as a result of which they would then receive expense reimbursements;
•	potential ability to obtain additional financing to complete a business combination;
•	pool of prospective target businesses;
•	the ability of our officers and directors to generate a number of potential investment opportunities;
•	potential change in control of we acquire one or more target businesses for stock;
•	our public securities’ potential liquidity and trading;
•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or
•	financial performance following this offering.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations and business strategy. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in “Risk Factors” (some of which are beyond our control). In light of these risks, uncertainties and assumptions, the forward-looking statements in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus.

Our forward-looking statements speak only as of the date they are made. Neither we nor any other person assumes responsibility for the future accuracy or completeness of these forward- looking statements. Except as required by applicable law, we have no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement and our expected uses will be as set forth in the following table:

	Without Over-Allotment Option		Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to the public	$50,000,000		$57,500,000
Gross proceeds from units offered in the private placement	$2,800,000		$2,800,000
Offering expenses(1)
Underwriting discount(2)	$2,000,000		$2,300,000
Deferred underwriting compensation(3)	$1,500,000		$1,725,000
Legal fees and expenses (including blue sky services and expenses)	$270,000 (4)		$270,000 (4)
Printing and engraving expenses	$40,000		$40,000
Accounting fees and expenses	$75,000	(5)	$75,000	(5)
SEC registration fee	$3,292		$3,292
FINRA registration fee	$11,222		$11,222
Miscellaneous expenses	$486		$486
Net Proceeds
Held in trust for our benefit	$48,000,000		$54,975,000
Not held in trust	$900,000		$900,000
Total net proceeds	$48,900,000		$55,875,000
Total amount held in trust (including deferred underwriting compensation)	$49,500,000		$56,700,000
Use of net proceeds not held in trust and up to $600,000 of after tax interest earned on the trust account that may be released to us
Legal, accounting and other expenses attendant to the structuring and negotiationof a business combination(6)	$150,000		10%
Due diligence, identification and research of prospective target businesses and reimbursement of out of pocket expenses of management	$300,000		20%
Payment to Camden Partners Holdings, LLC for administrative services and support ($7,500 per month for 2 years)	$180,000		12%
Legal and accounting fees relating to SEC reporting obligations	$150,000		10%
Working capital to cover miscellaneous expenses, D&O insurance and reserves	$720,000		48%
Total	$1,500,000		100%

(1)	As of September 30, 2007, $188,644 of the offering expenses have already been paid from loans to us described below, including legal fees.
(2)	Represents 4% of the gross proceeds from the sale of the units in this offering.
(3)	Represents 3% of the gross proceeds from the sale of the units in this offering that will be paid to the underwriters only upon consummation of a business combination, less $0.24 for each share redeemed for cash in connection with our business combination. If a business combination is not consummated and we are liquidated, such amounts will be distributed among our public stockholders.
(4)	A portion of the legal fees payable to Ellenoff Grossman & Schole LLP, our legal counsel, may be deferred and is contingent on our consummating a business combination.
(5)	Approximately $25,000 in additional accounting fees may be due in connection with the initial public offering, which such additional fees shall be paid, if at all, from our working capital.

(6)	These amounts are expected to be paid to legal, accounting and other outside professional firms to assist in negotiating, structuring and documenting a business combination and the preparation and filing of the related proxy statement.

$49,500,000, or $56,700,000 if the underwriters’ over-allotment option is exercised in full, of the proceeds of the offering and the private placement will be placed in a trust account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, as trustee. Of this amount, up to $1,500,000 ($1,725,000 if the underwriters’ over-allotment option is exercised in full) will be paid to Morgan Joseph & Co. Inc. as deferred underwriting compensation in connection with this offering, if and only if a business combination is consummated, leaving us with $48,000,000 ($54,975,000 if the over-allotment option is exercised in full) with which to consummate a business combination. Other than interest income earned on the trust account, which may be released to us as described in the table above, the proceeds of this offering and the private placement held in the trust account will not be released until the earlier of the completion of a business combination or the liquidation of our trust account to our public stockholders as part of our plan of dissolution and liquidation. The proceeds held in the trust account (exclusive of any funds held for the benefit of the Morgan Joseph & Co. Inc., or used to pay public stockholders who have exercised their redemption rights) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination or, if there are insufficient funds not held in trust, to pay other expenses relating to such transaction such as reimbursement to insiders for out-of-pocket expenses, third party due diligence expenses or potential finders fees, in each case only upon the consummation of a business combination. In the event there are funds remaining in the trust account after satisfaction of all of such obligations, such funds may be used to finance operations of the target business or to effect other acquisitions, as determined by our board of directors at that time.

We intend to fund our working capital needs as described below, as well as to pay the costs associated with our plan of dissolution and liquidation including reserves for creditors, if we do not consummate a business combination, from the $900,000 held outside of the trust account and up to $600,000 of interest earned on the proceeds being held in the trust account (after taxes payable) which may be released to us.

We have agreed to pay a monthly fee of $7,500 to Camden Partners Holdings, LLC, our sponsor, for general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii) November 29, 2009 and (iii) the date on which we cease our corporate existence in accordance with our amended and restated certificate of incorporation.

Prior to the closing of a business combination, we have agreed to obtain key man life insurance, of which we will be the sole beneficiary, in the amount of $2,000,000 on the life of David L. Warnock, our President, Chief Executive Officer and Chairman, for a three year period.

We estimate the costs to identify and research prospective target businesses and the costs related to the business combination, including legal and accounting expenses to structure the transaction, prepare the transaction documents and file the related proxy statement, will be approximately $400,000.

We expect due diligence of prospective target businesses will be performed by some or all of our officers and directors, and may include engaging market research firms and/or third party consultants. Our officers and directors will not receive any compensation for their due diligence of prospective target businesses, but will be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities.

It is also possible we could use a portion of such working capital to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding another suitable business combination without securing additional financing. Thus, if we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

We may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the proceeds held in the trust account as well as any other net proceeds not expended will be released to us and used to finance the operations of the target businesses, which may include subsequent acquisitions.

As of the date of this prospectus, our sponsor has loaned us a total of $200,000, which was used to pay a portion of the expenses of this offering, such as SEC registration fees, FINRA registration fees, blue sky fees and certain legal and accounting fees and expenses. This loan is payable, with annual interest equal to 4.9%, on the earlier of April 26, 2008 or the consummation of this offering. The loan will be repaid out of the net proceeds of this offering not being placed in trust.

The net proceeds of this offering and the private placement held in the trust account and not immediately required for the purposes set forth above will be invested only in United States “government securities,” defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act so that we are not deemed to be an investment company under the 1940 Act.

Other than the $7,500 aggregate per month general and administrative service fees described above, no compensation of any kind (including finder’s and consulting fees) will be paid by us or any person or entity to any of our existing stockholders, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Because the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account, but net of: (i) taxes paid or payable, if any, on interest income earned on the trust account and (ii) up to an aggregate of $600,000 of interest income released to us to fund our working capital requirements) in the event of the liquidation of our trust account to our public stockholders or in the event a public stockholder were to seek to redeem such shares for cash in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash if voted against the business combination), by the number of outstanding shares of our common stock.

At September 30, 2007, our net tangible book value was $(198,356) or approximately ($0.13) per share of common stock. After giving effect to the sale of shares of common stock included in the units sold in the offering and the proceeds of the private placement, the deduction of underwriting discounts and estimated expenses of this offering and the private placement, our pro forma net tangible book value (as decreased by the value of 1,874,999 shares of common stock which may be redeemed for cash) net of underwriting costs waived by Morgan Joseph & Co. Inc. related to the 1,874,999 shares that may be redeemed for cash, as of September 30, 2007 would have been $34,069,795 or $5.74 per share, representing an immediate increase in net tangible book value of $5.87 per share to the existing stockholders and an immediate dilution of $2.26 per share, or 28.25%, to new investors not exercising their redemption rights.

Our pro forma net tangible book value after this offering has been reduced by approximately $14,849,992 because if we effect a business combination, the redemption rights to the public stockholders may result in the redemption for cash of up to approximately one share less than 30% of the aggregate number of the shares sold in this offering (1,874,999 shares) at a per-share redemption price equal to $7.92 (plus a portion of the interest earned on the trust account, but net of (i) taxes payable on interest earned and (ii) up to $600,000 of interest income released to us to fund our working capital).

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units (actual dilution to investors may be significantly higher as a result of the exercise of these warrants, particularly if cashless exercise is utilized):

Public offering price		$8.00
Net tangible book value before this offering	$(0.13)
Increase attributable to new investors	5.87
Pro forma net tangible book value after this offering		5.74
Dilution to new investors		$2.26

The following table sets forth information with respect to our existing stockholders prior to and after the private placement and the new investors:

	Shares Purchased(1)		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing stockholders	1,562,500	20%	$25,000	0.05%	$0.016
New investors(2)	6,250,000	80%	$50,000,000	99.95%	$8.00
Total	7,812,500	100%	$50,025,000	100%

(1)	Assumes (i) the sale of 6,250,000 units in this offering but not the exercise of 6,250,000 warrants to purchase shares of our common stock sold as part of such units and (ii) no exercise of the underwriters’ over-allotment option.
(2)	Does not include 2,800,000 share of common stock issuable upon exercise of the warrants issued in the private placement.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering and private placement	$(198,356)
Excess of face amount of note payable over carrying amount included above	(10,712)
Net proceeds from this offering and the private placement	48,900,000
Offering costs excluded from tangible book value before this offering and the private placement	228,855
Less: Proceeds held in trust subject to redemption for cash at $7.92 per share(1)	(14,849,992)
$34,069,795
Denominator:
Shares of common stock outstanding prior to the offering	1,562,500
Shares of common stock included in the units offered	6,250,000
Less: Shares subject to redemption	(1,874,999)
5,937,501

(1)	Does not reflect deferred underwriting discount and commissions ($0.24 per share) that may be distributed to public stockholders.
(2)	Does not reflect the possible forfeiture of up to 195,312 shares by our existing stockholders in the event, and to the extent, holders of more than 23.81% of the shares sold in this offering exercise their redemption rights in connection with a business combination.

CAPITALIZATION

The following table sets forth our capitalization at September 30, 2007 and as adjusted to give effect to the sale of our units in this offering and the application of the estimated net proceeds derived from the sale of our units:

	September 30, 2007
	Actual	As Adjusted
Notes payable(1)	$189,288	$—
Common stock, $.0001 par value, -0- and 1,874,999 shares which are subject to possible redemption, shares at redemption value(2)	$—	$14,849,992
Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—
Common stock, $.0001 par value, 20,000,000 shares authorized; 1,562,500 shares issued and outstanding; 5,937,501 shares issued and outstanding (excluding 1,874,999 shares subject to possible redemption), as adjusted	$156	$594
Additional paid-in capital	$42,413	$34,091,983
Deficit accumulated during the development stage	$(12,070)	$(22,782)
Total stockholders’ equity	$30,499	$34,069,795
Total capitalization	$219,787	$48,919,787

(1)	The note payable is due on the earlier of April 26, 2008 or the consummation of this offering. The note, in the face amount of $200,000, is stated at September 30, 2007 in the amount of $189,288 to reflect the discounted value of the note at an imputed interest rate of 15% per annum. The “As Adjusted” capitalization reflects the payment of the note at its $200,000 face amount.
(2)	If we consummate a business combination, the redemption rights afforded to our public stockholders may result in the redemption for cash of approximately $14,849,992 for up to one share less than 30% of the aggregate number of shares sold in this offering, or approximately 1,874,999 shares at a per-share redemption price equal to $7.92 per share (plus a portion of the interest earned on the trust account, but net of (i) taxes payable on interest earned and (ii) up to $600,000 of interest income released to us to fund our working capital), which amount includes $0.24 per share of deferred underwriting discount and commissions. However, in the event holders of more than 20% of the shares sold in this offering elect to redeem their shares, our existing stockholders have agreed to forfeit a number of the initial 1,562,500 shares of our common stock purchased, up to a maximum of 195,312 shares, so that the existing stockholders will collectively own no more than 23.81% (without regard to any purchase of units in this offering, any open market purchases or private purchases of units by the sponsor directly from us, as set forth elsewhere herein) of our outstanding common stock immediately prior to the consummation of such business combination after giving effect to the redemption.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Camden Learning Corporation is a newly organized blank check company formed for the purpose of merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more operating businesses in the education industry.

We intend to utilize cash derived from the proceeds of this offering and the private placement, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional capital stock, including upon conversion of any convertible debt securities we may issue, or the incurrence of debt could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock (including upon conversion of convertible debt securities):

•	may significantly reduce the equity interest of our stockholders;
•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors;
•	may adversely affect prevailing market prices for our common stock; and
•	may subordinate the rights of holders of our common stock if preferred stock is issued with rights senior to those afforded to the common stock.

Similarly, if we issued debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;
•	covenants that limit our ability to acquire capital assets or make additional acquisitions; and
•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate the net proceeds from the sale of the units in this offering and the warrants in the private placement will be $49,500,000 ($56,700,000 if the over-allotment option is exercised in full), after deducting offering expenses of approximately $3,900,000 including underwriting discount and commissions of approximately $3,500,000 (or $4,025,000 if the over-allotment option is exercised in full). Of this amount, $48,000,000, or $54,975,000 if the underwriters’ over-allotment option is exercised in full, will be available to consummate a business combination.

We will use substantially all of the net proceeds of this offering and the private placement, as well as interest on the funds in the trust account available to us, after taxes and net of up to $600,000 that may be released to us to fund our working capital, to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. The proceeds held in the trust account (exclusive of the deferred underwriting fees payable to Morgan Joseph & Co. Inc., and interest thereon, or used to pay public stockholders who have exercised their redemption rights) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination or, if there are insufficient funds not held in trust, to pay other expenses relating to such transaction such as reimbursement to insiders for out-of-pocket expenses, third party due diligence expenses or potential finders fees, in each case only upon the consummation of a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business or to effect other acquisitions, as determined by our board of directors at that time. To the extent our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be released to us and will be used to finance the operations of the target business. We believe that, upon consummation of this offering and the private placement, the $900,000 available to us outside of the trust account and the $600,000 of the interest earned on funds in the trust account which may be released to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $400,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $180,000 for administrative services and support payable to an affiliated third party (up to $7,500 per month for 24 months), $150,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $720,000 for general working capital that will be used for miscellaneous expenses and reserves including the costs associated with a plan of dissolution and liquidation if we do not consummate a business combination. Although the rate of interest to be earned on the trust account will fluctuate through the duration of the trust account, and although we are unable to state the exact amount of time it will take to complete a business combination, we anticipate the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition, together with up to $900,000 available to us outside the trust account, will be sufficient to fund our working capital requirements. While we cannot assure you the trust account will yield this rate, we believe such rate is representative of that which we may receive.

We believe there should be sufficient funds available either outside of the trust account or made available to us out of the net interest earned on the trust account and released to us as working capital, to fund the costs and expenses associated with a plan of dissolution and liquidation, although we cannot give any assurances thereof. Our sponsor has agreed to indemnify us for these expenses to the extent there are insufficient funds available from the proceeds not held in the trust account and interest released to us, and its members have agreed to make capital contributions to it in order for it to meet this obligation, as described above under “The Offering — Liquidation If No Business Combination.”

We do not believe we will need to raise additional funds following this offering and the private placement in order to meet the expenditures required for operating our business prior to a business combination. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination. We would only consummate such a fundraising simultaneously with the consummation of a business combination.

In seeking a business combination, we intend to utilize cash derived from the proceeds of this offering and the private placement, as well as our capital stock or debt, or a combination of cash, capital stock and debt, and there is no limit on the issuance of capital stock or incurrence of debt we may undertake in effecting a business combination. In the event a business combination is consummated, all sums remaining in the trust account will be released to us immediately thereafter, and there will be no restriction on our use of such funds.

As of the date of this prospectus, our sponsor has loaned us a total of $200,000, which was used to pay a portion of the expenses of this offering, such as SEC registration fees, FINRA registration fees, blue sky fees and certain legal and accounting fees and expenses. This loan is payable, with annual interest equal to 4.9%, on the earlier of April 26, 2008 or the consummation of this offering. The loan will be repaid out of the net proceeds of this offering not being placed in trust.

We have agreed to sell to the representative of the underwriters, for $100, an option to purchase up to a total of 625,000 units. The representative’s unit purchase option is exercisable on a cashless basis at $9.60 per unit commencing one year from the date of the prospectus and it expires five years from the date of the prospectus. The units issuable upon exercise of this option are identical to those being sold in this offering except that the exercise price for the warrants included in these units is $6.71 per share. If the option is exercised at any time after the fourth anniversary of the date of this prospectus, the holder will only receive the shares comprising the 625,000 units since the warrants will have expired. The option may only be exercised by the option holder and cannot be redeemed for cash by us or the option holder.

The sale of the option will be accounted for as a cost attributable to the proposed offering. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $2,430,000, using an expected life of five years, volatility of 59.4%, and a risk-free interest rate of 3.08%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. We believe the volatility estimate calculated is a reasonable benchmark to use in estimating the expected volatility of our units. The volatility calculation is based on the most recent trading day average volatility of publicly traded companies providing educational services with market capitalizations less than $500 million. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we automatically dissolve and subsequently liquidate our trust account, the option will become worthless.

We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. Any shares acquired in the aftermarket by existing stockholders and their designees will be voted in favor of the business combination. We will proceed with a business combination only if a majority of the shares of common stock cast at the meeting are voted in favor of the business combination and public stockholders owning up to one share less than 30% of the shares sold in this offering exercise their redemption rights described herein. Voting against the business combination alone will not result in redemption of a stockholder’s shares into a pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described below. Even if less than 30% of the stockholders exercise their redemption rights, we may be unable to consummate a business combination if such redemption leaves us with funds less than an aggregate fair market value equal to at least 80% of the amount in our trust account (less the deferred underwriting discount and commissions and taxes payable) at the time of such transaction which amount is required for our initial business combination. In such event, we may be forced to either find additional financing to consummate such a business combination, consummate a different business combination or liquidate and dissolve.

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the State of Delaware on April 10, 2007. We were formed for the purpose of merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more operating businesses in the education industry. To date, our efforts have been limited to organizational activities and activities relating to this offering and we have not acquired any business operations. Further, we do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. At the first meeting of the board of directors promptly following the closing of this offering, we intend to establish policies and procedures for seeking appropriate business acquisition candidates. As part of our intended processes, we may, following the closing of this offering, create a contact database indicating the materials received by any potential target candidates, when such materials were evaluated, the parties primarily responsible for such evaluation and the reasons such candidate was either rejected or the issues that, upon initial evaluation, require further investigation. As the evaluation process progresses, numerous other factors, which are expected to vary with each potential candidate we evaluate, are expected to be relevant to a final determination of whether to proceed with any particular acquisition candidate.

We believe the experience of our officers and directors in the education industry, investment banking and private equity investments will be beneficial in structuring and consummating a business combination. Our management and board of directors have established an extensive network of relationships from which to identify and generate acquisition opportunities within the education industry. David L. Warnock, our President, Chairman and Chief Executive Officer, has over 24 years of investment experience in the education and business and financial services industries. Mr. Warnock serves on the boards of directors of American Public Education, Inc., New Horizons Worldwide, Inc., Nobel Learning Communities, Inc., Primo Water Corporation and Questar Assessment, Inc., formerly Touchstone Applied Science Associates. Mr. Hughes also serves on the boards of directors of New Horizons Worldwide, Inc. and Questar Assessment, Inc. Dr. Therese Crane, our director, was previously President of Jostens Learning Corporation and its successor, Compass Learning and previously was Vice President of Information and Education Products at America Online. Ronald Tomalis, our director, was previously counselor to the US Secretary of Education and Acting Assistant Secretary of Elementary and Secondary Education. William Jews is a former governor of the Federal Reserve Bank and was the President and Chief Executive Officer of CareFirst Inc./CareFirst Blue Cross Blue Shield from 1993 through 2006, an organization with more than $5 billion in annual revenues. Mr. Jews has previously been a director of MBNA, MuniMae Inc., Nations Bank, Ecolab, Inc. and Crown Central Petroleum, and currently serves on the boards of directors of The Ryland Group, a national home builder and mortgage provider, Choice Hotels International, a worldwide lodging franchisor and Fortress International Group, Inc., the parent company of Total Site Solutions, which supplies industry and government with secure data centers and other facilities designed to survive terrorist attacks, natural disasters and blackouts. In addition, we believe the experience of our officers and directors in investment banking and private equity investments will be beneficial in structuring and consummating a business combination.

Investment Approach and Focus

Our executive officers and directors have a broad range of education industry experience to assist them in sourcing, evaluating and executing a proposed business combination. We anticipate our search for potential target businesses will involve making contacts with targets through our executive officers and directors; seeking referrals from our professional network of contacts, including management groups, corporations, banks, private equity funds, consultants, investment bankers and business brokers active in the education industry, in addition to contacting owners of education companies we identify.

Education Industry

The U.S. education industry has continued to show substantial growth in the past decade, due to what we believe to be the importance of developing a skilled workforce. A skilled workforce is increasingly reliant on intellectual capital as the U.S. economy continues its shift to become focused on services rather than manufacturing. While post-secondary graduates are approximately 30% of the U.S. population, more than 85% have completed their K-12 education according to the National Center for Education Statistics report entitled “Digest of Education Statistics: 2005”. International competition, especially in math and science, has driven education legislation, requiring minimum performance levels and allocating funding for supplemental services in underperforming schools. In addition to state and government spending, the U.S. has the second highest level of education funding from private sources in the world at 28%, led only by Korea, according to the Organisation for Economic Co-Operation and Development’s report entitled “Education at a Glance 2006”. These factors have contributed to the overall increase in education spending with total expenditures for education expected to amount to 7.5% of U.S. gross domestic product in 2003-04, which is approximately 0.6 percentage points higher than in 1993-94 according to the National Center for Education Statistics report entitled “Digest of Education Statistics: 2005”. Expenditures for public and private education, from kindergarten through graduate school (excluding postsecondary schools not awarding associate or higher degrees), are estimated at $827 billion for 2003-04 according to the National Center for Education Statistics report entitled “Digest of Education Statistics: 2005”. We expect these factors to continue to drive growth across all sectors of the education industry.

We believe this growth has created significant opportunities for companies engaged in the for-profit education industry serving these students. For-profit, four year, Title IV degree granting institutions increased from 80 in 1993-1994 to 350 in 2003-04, while not-for-profit, four year, Title IV degree granting institutions increased from 2,110 in 1993-1994 to 2,180 in 2003-04 according to the National Center for Education Statistic’s report entitled “Digest of Education Statistics: 2005”. We believe the growth rate in the for-profit sector will continue to outpace non-profit providers. In addition to enrollment in K-12 and post-secondary education, corporate training and early childcare have shown recent growth, after slowdowns following 2000-2001. The information presented in this prospectus is derived from the most recent publicly available data as published by the respective sources.

Although we may consider a target business in any sector of the education industry, we intend to concentrate our search for a business combination in the following target sectors:

•	Early Childcare (pre-school programs and/or day care facilities for pre-school aged children);
•	K-12 (kindergarten through twelfth grade);
•	Post-secondary (a formal instructional program for students who have completed the requirements for a high school diploma or its equivalent, including programs whose purpose is academic, vocational and continuing professional education); and
•	Corporate Training.

While we may need to effect a business combination with more than one target business, which may be in different sectors of the education industry, our initial business acquisition must be with one or more operating businesses the aggregate fair market value of which is, either individually or collectively, at least equal to 80% of our net assets at the time of such transaction (less the deferred underwriting discount and commissions and taxes payable). We do not have any specific business combination under consideration, and we have not had any preliminary contacts or discussions with any target businesses regarding a business combination. At the first meeting of the board of directors following the closing of this offering, we intend to establish policies and procedures for seeking appropriate business acquisition candidates.

Prior to completion of a business combination, we will use our reasonable best efforts to have all vendors, prospective target businesses or other entities that we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event a vendor, prospective target business or other entity were to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. In addition, we may elect to forego obtaining waivers only if we receive the approval of our Chief Executive Officer and the approving vote or written consent of at least a majority of our board of directors. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver.

Competitive Advantages

We believe the experience and contacts of our directors, officers will give us an advantage in sourcing, structuring and consummating a business combination. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Specifically, the members of our current management are not obligated to remain with us subsequent to a business combination, and we cannot assure you that the resignation or retention of our current management will be included as a term or condition in any agreement relating to a business combination. In addition, despite the competitive advantages we believe we enjoy, we remain subject to significant competition with respect to identifying and executing a business combination.

Established Deal Sourcing Network

Through our management team and our directors, we believe we have extensive contacts and sources from which to generate acquisition opportunities within the education sector. These contacts and sources include those in government, private and public companies within the education industry, private equity and venture capital funds, investment bankers, attorneys and accountants.

For more information regarding our executive officers and directors, please refer to the more detailed disclosure set forth under the heading “Management” below.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may be with a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth.

We Have Not Identified a Target Business

To date, we have not selected a specific target business on which to concentrate our search for a business combination. None of our officers, directors, promoters or other affiliates have had any preliminary contact or discussions on our behalf with representatives of any prospective target business regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us. Neither we nor any of our agents or affiliates has yet taken any measure, directly or indirectly, to locate a target business. There has been no due diligence, investigation, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Sources of Target Businesses

We anticipate target business candidates will be brought to our attention from various unaffiliated sources, including education industry executives, private equity funds, venture capital funds, investment bankers, attorneys and accountants and other members of the financial community, who may present solicited or unsolicited proposals. We expect such sources to become aware that we are seeking a business combination candidate by a variety of means, such as publicly available information relating to this offering, public relations and marketing efforts, articles that may be published in industry trade papers discussing our intent on making acquisitions, and/or direct contact by management to be commenced following the completion of this offering. Our existing stockholders, officers and directors as well as their affiliates may also bring to our attention target business candidates. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers together with their direct inquiry of their contacts will generate a number of potential target businesses that will warrant further investigation. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation. The terms of any such arrangements will be negotiated with such persons on arm’s length basis and disclosed to our stockholders in the proxy materials we provide in connection with any proposed business combination. In no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. In addition, none of our officers, directors or existing stockholders will receive any finder’s fee, consulting fees or any similar fees or other compensation from any other person or entity, including any target company, in connection with any business combination other than any compensation or fees to be received for any services provided following such business combination.

Selection of a Target Business and Structuring of a Business Combination

Subject to the requirement that our initial business combination must be with a target business with an aggregate fair market value that is at least 80% of the amount in our trust account (less the deferred underwriting discount and commissions and taxes payable) at the time of such transaction, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business in the education industry. In evaluating a prospective target business, our management will consider, among other factors, the following:

•	growth potential;
•	financial condition and results of operation;
•	capital requirements;
•	the value and extent of intellectual property;
•	competitive position;
•	stage of development of the products, processes or services;
•	degree of current or potential market acceptance of the products, processes or services;
•	proprietary features and degree of protection of the products, processes or services; and
•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Additionally, at the first meeting of the board of directors promptly following the closing of this offering, we intend to establish policies and procedures for seeking appropriate business acquisition candidates. As part of our intended processes, we may, following the closing of this offering, create a contact database indicating the materials received by any potential target candidates, when such materials were evaluated, the parties primarily responsible for such evaluation and the reasons such candidate was either rejected or the issues that, upon initial evaluation, require further investigation. As the evaluation process progresses, numerous other factors, which are expected to vary with each potential candidate we evaluate, are expected to be relevant to a final determination of whether to proceed with any particular acquisition candidate. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us.

In seeking a business combination, we intend to utilize cash derived from the proceeds of this offering and the private placement, as well as our capital stock or debt, or a combination of cash, capital stock and debt, and there is no limit on the issuance of capital stock or incurrence of debt we may undertake in effecting a business combination. In the event a business combination is consummated, all sums remaining in the trust account will be released to us immediately thereafter, and there will be no restriction on our use of such funds.

We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and both companies’ stockholders. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax authorities will agree with our tax treatment of the business combination.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. While we may pay fees or compensation to third parties for their efforts in introducing us to a potential target business, in no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination, other than the $7,500 payable monthly in the aggregate to Camden Partners Holdings, LLC, one of our affiliates, for certain general and administrative services, including but not limited to receptionist, secretarial and general office services . In addition, none of our officers, directors or existing stockholders will receive any finder’s fee, consulting fees or any similar fees from any other person or entity in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Fair Market Value of Target Business

The initial target business that we acquire must have an aggregate fair market value equal to at least 80% of the amount in our trust account (less the deferred underwriting discount and commissions and taxes payable) at the time of such transaction. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with an aggregate fair market value in an amount greater than 80% of the amount in our trust account (less the deferred underwriting discount and commissions and taxes payable) at the time such transaction. We have not had any preliminary discussions, or made any agreements or arrangements, with respect to financing arrangements with any third party. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value, and the price for which comparable businesses have recently been sold. If our board is not able to independently determine the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, with respect to the satisfaction of such criteria. Such opinion may or may not be relied upon by the stockholders acquiring units in this offering. While we will consider whether such an opinion may be relied on by our stockholders, it will not be dispositive as to which investment bank we seek such opinion from. Other factors contributing to such a determination are expected to include, among others: reputation of the independent investment bank, specifically their knowledge in our particular industry, timing and cost. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of a proposed business combination if our board of directors independently determines the target business has sufficient fair market value. We will not pursue a business combination with any company that is a portfolio company of, or otherwise affiliated with, or has received financial investment from, any of the private equity firms with which our existing stockholders, executive officers or directors are affiliated.

Probable Lack of Business Diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business or target businesses which satisfy the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is probable we will have the ability to effect only a single business combination, although this may entail the simultaneous acquisition of several compatible operating businesses or assets. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a limited number of entities, our lack of diversification may:

•	leave us solely dependent upon the performance of a single business; and
•	result in our dependency upon the development or market acceptance of a single or limited number of products or services.

Additionally, since our business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or closely related businesses is contingent upon the simultaneous closings of the other acquisitions.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to closely scrutinize the management of prospective target businesses when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to help manage a public company. Furthermore, the future role of our officers and directors, in any, in the target businesses cannot presently be stated with any certainty. While it is possible that one or more of our officers and directors will remain associated with us in some capacity following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business acquired.

Opportunity for Stockholder Approval of Business Combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and certain required financial information regarding the business.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. Existing stockholders who purchase shares of common stock in this offering or after this offering have agreed to vote such shares in favor of any proposed business combination. Accordingly, they will not be able to exercise redemption rights with respect to a potential business combination. We will proceed with the business combination only if a majority of the shares of common stock cast at the meeting are voted in favor of the business combination, and public stockholders owning less than 30% of the shares sold in this offering exercise their redemption rights. As a result of our higher redemption threshold, we may have less cash available to complete a business combination. Because we will not know how many stockholders may exercise such redemption rights, we will need to structure a business combination that requires less cash, or we may need to arrange third party financing to help fund the transaction in case a larger percentage of stockholders exercise their redemption rights than we expect. Alternatively, to compensate for the potential shortfall in cash, we may be required to structure the business combination, in whole or in part, using the issuance of our stock as consideration. Accordingly, this increase in the customary redemption threshold may hinder our ability to consummate a business combination in the most efficient manner or to optimize our capital structure. Voting against the business combination alone will not result in redemption of a stockholder’s shares into a pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described below.

In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing the limitation on our corporate life to November 29, 2009. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock.

Redemption Rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock redeemed for cash if the stockholder votes against the business combination, elects to redeem its shares of common stock and the business combination is approved and completed. An eligible stockholder may request redemption at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination, elects to redeem its shares of common stock and the business combination is approved and completed. The actual per-share redemption price will be equal to $7.92 (plus the interest earned on the trust account, net of any income taxes due on such interest and up to $600,000 of interest income released to us to fund our working capital), divided by the number of shares of common stock sold in this offering. Because the initial per share redemption price is $7.92 per share (plus any interest, net of taxes payable and amounts disbursed for working capital purposes), which may be lower than the market price of the common stock on the date of the redemption, there may be a disincentive on the part of public stockholders to exercise their redemption rights.

A stockholder who requests redemption of his or her shares must hold these shares from the record date through the closing date of the business combination. In order to ensure accuracy in determining whether or not the redemption threshold has been met, each redeeming stockholder must continue to hold their shares of common stock until the consummation of the business combination. We will not charge redeeming stockholders any fees in connection with the tender of shares for redemption. If a stockholder votes against the business combination but fails to properly exercise his or her redemption rights, such stockholder will not have his or her shares of common stock redeemed for his or her pro rata distribution of the trust account. Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated the funds to be distributed to stockholders entitled to redeem their shares who elect redemption will be distributed promptly after completion of a business combination. Public stockholders who redeem their stock into their share of the trust account still have the right to exercise the warrants they received as part of the units. We will not complete any business combination if public stockholders owning 30% or more of the shares sold in this offering exercise their redemption rights. Our existing stockholders are not entitled to redeem any shares of common stock held by them whether acquired by them prior to or after this offering. Even if less than 30% of the stockholders, as described above, exercise their redemption rights, we may be unable to consummate a business combination if such redemption leaves us with funds less than an aggregate fair market value equal to at least 80% of the amount in our trust account (less the deferred underwriting discount and commissions and taxes payable) at the time of such transaction, which amount is required for our initial business combination. In such event, we may be forced to either find additional financing to consummate such a business combination, consummate a different business combination or dissolve, liquidate and wind up.

An eligible stockholder may request redemption at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination, elects to redeem its shares of common stock and the business combination is approved and completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation materials we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination to tender his shares if he wishes to seek to exercise his redemption rights, a period that will not be less than 10, nor more than 60, days. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours (because the transfer is made electronically once final instruction is given to Depository Trust Company) by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated. Additionally, if the shares of common stock cannot be transferred through the DWAC system, the process may take such number of days required to complete the proper paperwork, obtain the necessary authorizations and consents and to locate and deliver physical stock certificates, if any. Traditionally, in order to perfect redemption rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to redeem. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the redemption right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a right of redemption surviving past the consummation of the business combination and which the Company would be obligated to honor until the redeeming holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. This fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares prior to the meeting. The need to deliver shares is a requirement of redemption regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to stockholders when compared to the traditional process, however, in the event a stockholder elects redemption of their shares of common stock but the proposed business combination is not approved, a stockholder will have paid $35 to elect redemption but would not actually have their shares of common stock redeemed. Further, it is possible this tendering process will be cost-prohibitive for stockholders in the event their aggregate holdings of our shares of common stock do not exceed $35.

If a vote on our initial business combination is held and the business combination is not approved, or is not consummated for any other reason, we may continue to try to consummate a business combination with a different target until twenty four months from the date of this prospectus. Public stockholders voting against our initial business combination who exercised their redemption rights would not be entitled to redeem their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account in respect of the unconsummated initial business combination. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation. If a stockholder redeems his shares of common stock, he will still have the right to exercise the warrants received as part of the units purchased in the offering in accordance with the terms hereof. If the proposed business combination is not consummated then a stockholder’s shares will not be redeemed into cash, even if such stockholder elected to redeem.

Liquidation If No Business Combination

Our amended and restated certificate of incorporation also provides that we will continue in existence only until November 29, 2009. This provision may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General

Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State).

If we are unable to consummate a business combination by November 29, 2009, we will distribute to our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below). We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution.

Our existing stockholders have waived their rights to participate in any liquidation of our trust account or other assets with respect to shares of common stock owned by them prior to this offering. In addition, Morgan Joseph & Co. Inc. has agreed to waive their rights to the $1,500,000 ($1,725,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discount and commissions deposited in the trust account for their benefit. There will be no distribution from the trust account or otherwise in connection with dissolution with respect to our warrants, which will expire worthless. We estimate our total costs and expenses for implementing and completing our liquidation and dissolution will be between $25,000 and $40,000. This amount includes all costs and expenses relating to filing our dissolution in the State of Delaware and the winding up of our company. We believe there should be sufficient funds available, outside of the trust account as well as from the interest earned on the trust account and released to us as working capital, to fund the $25,000 to $40,000 in costs and expenses.

If we are unable to consummate a business combination and expend all of the net proceeds of this offering and the private placement, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price to the public stockholders would be equal to $7.92 per share. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, which could be prior to the claims of our public stockholders. Although we will use our reasonable best efforts to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. We may elect to forego obtaining waivers only if we receive the approval of our Chief Executive Officer and the approving vote or written consent of at least a majority of our board of directors. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In order to protect the amounts held in the trust account, our sponsor has agreed to indemnify us for claims of any vendors, service providers, prospective target businesses or creditors that have not executed a valid and binding waiver of any right or claim to the amounts in trust account. As further assurance our sponsor will have the necessary funds required to meet these indemnification obligations, (i) the Camden III Funds have agreed, under our sponsor’s limited liability company agreement, to make capital contributions to our sponsor as and when required in order for the sponsor to fulfill its indemnification obligations and (ii) our sponsor has agreed to take all such action reasonably necessary to request its members make such capital contributions. Additionally, in the event either of the Camden III Funds undertakes a liquidating distribution while the indemnification obligations of the sponsor are outstanding, they have each agreed, in our sponsor’s limited liability company agreement, to use reasonable efforts to set aside from such distribution adequate reserves to cover the reasonably anticipated liabilities which may be incurred by our sponsor. We and the representative of the underwriters are named as express third party beneficiaries in and with respect to the provisions of our sponsor’s limited liability company agreement which require the Camden III Funds to make such capital contributions and establish such reserves. Although we have a fiduciary obligation to pursue the sponsor to enforce its indemnification obligations, and intend to pursue such actions as and when we deem appropriate, there can be no assurance it or the Camden III Funds will be able to satisfy those obligations, if required to do so.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after November 29, 2009 and, therefore, we do not intend to comply with those procedures. As such, our stockholders potentially could be liable for any claims to the extent of distributions received by them and liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we intend to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result, the claims which could be made against us are significantly limited and the likelihood any claim that would result in any liability extending to the trust is minimal.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance”. As a result, a bankruptcy court could seek to recover all amounts received by our stockholders in our dissolution. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after November 29, 2009, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Additionally, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to redeem their respective shares for cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Certificate of Incorporation

Our amended and restated certificate of incorporation requires that we obtain the affirmative vote of holders of 95% of the shares purchased in this offering to amend certain provisions of our amended and restated certificate of incorporation. However, the validity of such supermajority voting provisions under Delaware law has not been settled. A court could conclude that such supermajority voting consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, certain provisions of the certificate of incorporation would be amendable without such supermajority consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any action to waive or amend any of these provisions.

Competition for Target Businesses

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Currently, there are approximately 65 blank check companies with approximately $9.3 billion in trust that are seeking to carry out a business plan similar to our business plan and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from other companies looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses we could acquire with the net proceeds of this offering and the private placement, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

•	our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;
•	our obligation to redeem for cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination;
•	our outstanding warrants and options, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and
•	the requirement to acquire assets or one or more operating businesses that has an aggregate fair market value equal to at least 80% of the amount in our trust account (less the deferred underwriting discount and commissions and taxes payable) at the time of such transaction may require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in negotiating a business combination. Our management believes, however, our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as us in acquiring a target business with significant growth potential on favorable terms.

If we effect a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain executive offices at 500 East Pratt Street, Suite 1200, Baltimore, MD 21202 and our telephone number is (410) 878-6800. The cost for this space is included in the $7,500 per-month fee Camden Partners Holdings, LLC charges us for general and administrative services, including but not limited to receptionist, secretarial and general office services , pursuant to a letter agreement between us and Camden Partners Holdings, LLC. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) consummation of a business combination, (ii) November 29, 2009, and (iii) the date on which we cease our corporate existence in accordance with our amended and restated certificate of incorporation. We believe, based on fees for similar services in the greater Baltimore, Maryland metropolitan area, that the fee charged by Camden Partners Holdings, LLC is at least as favorable as we could have obtained from an unaffiliated person.

We consider our current office space adequate for our current operations.

Employees

We have two executive officers, one of whom is also a member of our Board of Directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate, although we expect such individuals to devote an average of approximately ten hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Financial Information

We will register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, our annual reports will contain financial statements audited and reported on by our independent accountants.

We will not acquire an operating business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for such target business. Alternatively, we will not acquire assets if the financial information called for by applicable law cannot be obtained for such assets. Additionally, our management will provide stockholders with the foregoing financial information as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business or assets we seek to acquire. Our management believes that the requirement of having available financial information for the target business or assets may limit the pool of potential target businesses or assets available for acquisition.

Legal Proceedings

To the knowledge of our management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of Offering Proceeds	$49,500,000 of the net offering proceeds and private placement proceeds (including up to $1,500,000 of deferred underwriting discount and commissions payable to Morgan Joseph & Co. Inc. upon consummation of a business combination) will be deposited into a trust account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company.	$40,000,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of Net Proceeds	The $49,500,000 of net offering proceeds and the private placement proceeds held in trust will only be invested in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of one hundred and eighty days or less or money market funds meeting certain criteria.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Limitation on Fair Value or Net Assets of Target Business	The initial target business or businesses that we acquire must have an aggregate fair market value equal to at least 80% of the amount in our trust account (less the deferred underwriting discount and commissions and taxes payable) at the time of such transaction.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of Securities Issued	The units shall commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units shall begin to trade separately on the 90th day after the date of this prospectus unless Morgan Joseph & Co. Inc. informs us of its decision to allow earlier separate trading, provided, however, that in no event will Morgan Joseph & Co. Inc. allow separate trading of the common stock and warrants until the business day after (i) we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering and the private placement, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised on the date of this prospectus, (ii) we file a Current Report on Form 8-K and issue a press release announcing when such separate trading will begin and (iii) the underwriters’ over-allotment option has either expired or been exercised in full. Morgan Joseph & Co. Inc. may decide to allow continued trading of the units following such separation.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the Warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to Remain an Investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to redeem his or her shares for $7.92 per share (plus a portion of the interest earned on the trust account, but net of (i) taxes payable on interest earned and (ii) up to $600,000 of interest income released to us to fund our working capital). However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds. Interest will be payable to public stockholders redeeming in connection with a business combination pro rata, net of amounts previously released to us and taxes payable.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business Combination Deadline	A business combination must occur within 24 months after the date of this prospectus. If a business combination does not occur in such timeframe, we will liquidate and return the amounts in trust to our public stockholders.	If a business combination has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of Funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or upon our failure to complete a business combination within the allotted time except that to the extent the trust account earns interest we are permitted from time to time to receive disbursements of that interest for the purposes of (i) paying taxes on interest earned and (ii) funding working capital up to $600,000.	The proceeds held in the trust account, including all of the interest earned thereon (after taxes payable) would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within 18 months. See “Risk Factors — Risks associated with our business — You will not be entitled to protections normally afforded to investors of blank check companies.” In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.
Interest Earned on Funds in Trust	Up to $600,000 of the interest earned on the trust account may be released to us to fund our working capital requirements. In addition, interest earned may be disbursed for the purpose of paying taxes on interest earned.	The interest earned on proceeds held in trust (after taxes payable) would be held for the sole benefit of investors, and we would be unable to access such interest for working capital purposes.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are listed below. None of such persons are, or have been, involved with any other blank check companies.

Name	Age	Position
David L. Warnock	49	President, Chief Executive Officer and Chairman
Donald W. Hughes	56	Chief Financial Officer, Secretary
Therese Kreig Crane, Ed.D	57	Director
Ronald Tomalis	44	Director
William Jews	55	Director

David L. Warnock is a partner with Camden Partners and co-founded the firm in 1995. He has over 24 years of investment experience and focuses on investments in the education and business and financial services sectors. He serves on the boards of directors of American Public Education, Inc., a regionally accredited online post-secondary university, New Horizons Worldwide, Inc., one of the largest global IT training companies, Nobel Learning Communities, Inc., a nationwide provider of pre-K through 8th grade private schools and Questar Assessment, Inc., formerly Touchstone Applied Science Associates which provides testing and assessment services for standardized testing, all of which are Camden Partners’ portfolio companies. Mr. Warnock served as the Chairman of Nobel from September 2003 through February 2004. Mr. Warnock has previously served on the boards of Concord Career Colleges from 1997 thru 2006 and Children’s Comprehensive Services, Inc. from 1993 to 2000. Previously, Mr. Warnock was President of T. Rowe Price Strategic Partners and T. Rowe Price Strategic Partners II. He was also co-manager of the T. Rowe Price New Horizons Fund. Mr. Warnock was employed by T. Rowe Price Associates from 1983 to 1995. Upon forming Camden Partners (formerly known as Cahill, Warnock & Company) and until December 31, 1997, Mr. Warnock served as a consultant to the advisory committees of T. Rowe Price Strategic Partners and T. Rowe Price Strategic Partners II.

Mr. Warnock is also involved with numerous non-profit organizations. He is the Chairman of the Center for Fathers, Families, and Workforce Development, as well as Calvert Education Services, the nation's largest non-sectarian home-schooling organization. He also serves on the board of the National Alliance to End Homelessness and the University of Wisconsin Applied Security Analysis Program and is a trustee on the board of the Baltimore Museum of Art. Mr. Warnock earned a B.A. degree from the University of Delaware and a M.S. (in Finance) from the University of Wisconsin. He is a CFA Charterholder.

Donald W. Hughes has been our Chief Financial Officer and Secretary since inception. Since February 1997, Mr. Hughes has served as Executive Vice President and Chief Financial Officer of Camden Partners, Inc. and a member of and Chief Financial Officer of Camden Partners Holdings, LLC, each of which is an affiliate of Camden Learning, LLC, Camden Partners Strategic Fund III, L.P. and Camden Partners Strategic Fund III-A, L.P. Prior to joining Camden in February 1997, Mr. Hughes served as Vice President, Chief Financial Officer and Secretary of Capstone Pharmacy Services, Inc. from December 1995 and as Executive Vice President and Chief Financial Officer of Broventure Company, Inc., a closely-held investment management company, from July 1984 to November 1995. Mr. Hughes serves on the boards of directors of Questar Assessment, Inc., New Horizons Worldwide, Inc. and the Maryland Food Bank. Mr. Hughes received a B.A. from Lycoming College and an M.S.F. from Loyola College in Maryland, and is a Certified Public Accountant.

Therese Kreig Crane, Ed.D, currently serves in various leadership capacities within the education industry, including as a trustee for the National Education Association Foundation (2003 – present) and the Western Governors University (2001 – present), as Chairman of the Board of Directors of Nobel Learning Communities Inc. (2004 – present) and as a director of Questia Media, Inc. (2001 – present) and Tutor.com.(2005 –  present). From 2003 until June 2005, Dr. Crane served on the board of AlphaSmart, a provider of affordable, portable personal learning solutions for the K-12 classroom. In August, 2003, she formed Crane Associates as a sole proprietorship, engaged in the educational technology consulting practice, advising educational technology companies in business strategy, marketing, and sales. Dr. Crane was engaged as a retained consultant by

Infotech Strategies in 2003 and currently serves as the Senior Education Advisor. From 2000 to 2003, Dr. Crane was Vice President, Information and Education Products at America Online. Prior to that, she was President of Jostens Learning Corporation and its successor company, Compass Learning. Dr. Crane also held various positions with Apple Computer, including Senior Vice President, Education of Americas, and was a corporate officer as Apple Computer’s Senior Vice President, Worldwide Strategic Market Segments. Dr. Crane started her career as an elementary school classroom teacher. Dr. Crane has a B.S. in elementary education and mathematics from the University of Texas at Austin, an M.Ed. in early childhood education, and an Ed.D. in administrative leadership from the University of North Texas.

Ronald Tomalis is a director, owner and co-founder of The Chartwell Educational Group, an international education consulting firm that serves private, non profit and governmental organizations focusing on pre-K, K-12 and post-secondary education. He has served as a director since July, 2005. Mr. Tomalis advises education companies, non profit organizations, and domestic and international education organizations/agencies on areas of education policy, finance, governance, and management. Mr. Tomalis also served as a director of ELLIS, Inc from 2005 through 2006. From August 2004 to July 2005, Mr. Tomalis was an independent consultant. From June 2001 to August 2004 Mr. Tomalis held various senior positions in the United States Department of Education, including managing the implementation of the No Child Left Behind Law as well as the $25 billion Title I/II programs. Mr. Tomalis also served as counselor to the United States Secretary of Education and as Acting Assistant Secretary of Elementary and Secondary Education. For six years prior to joining the United States Department of Education, Mr. Tomalis was the Executive Deputy Secretary of Education for the Commonwealth of Pennsylvania. He was appointed to the position by GovernorTomRidge in December of 1995. As Executive Deputy Secretary for Education for the Commonwealth of Pennsylvania, he took on the role of Chief Operating Officer for that department. He was also the principal policy advisor to the Pennsylvania Secretary of Education and spearheaded many of the reform initiatives proposed by Governor Ridge. Mr. Tomalis graduated from DickinsonCollege with a degree in political science.

William Jews retired in December 2006. Prior to such time, Mr. Jews was the President and Chief Executive Officer of CareFirst Inc./CareFirst Blue Cross Blue Shield from 1993 through 2006. With more than $5 billion in annual revenues, CareFirst and its affiliates and subsidiaries are a combination of not-for-profit and for-profit entities with nearly 3 million customers, including the nation's largest federal health program, served by 6,300 associates in five states and the District of Columbia. From 1990 through 1993, Mr. Jews was the President and Chief Executive Officer of Dimensions Health Corporation, a multi-faceted health care corporation which included two acute care hospitals, a for-profit and not-for-profit nursing home and an emergency ambulatory/surgical center. Mr. Jews currently serves on the boards of directors of The Ryland Group, a national home builder and mortgage provider and Fortress International Group, Inc., the parent company of Total Site Solutions, which supplies industry and government with secure data centers and other facilities designed to survive terrorist attacks, natural disasters and blackouts. He also serves on the board of Choice Hotels International, a worldwide lodging franchisor, including serving on the Nominating/Governance and Diversity committees. He has previously been a director of Ecolab, Inc., MBNA, MuniMae Inc., Nations Bank and Crown Central Petroleum and is a former governor of the Federal Reserve Bank. Mr. Jews received a B.A. in Social and Behavioral Science from The Johns Hopkins University and a Masters in Urban Planning and Policy Analysis, with Health Administration emphasis from MorganStateUniversity, Baltimore, MD.

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a two-year term. The term of office of the first class of directors, consisting of Messrs. Warnock and Tomalis, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Ms. Crane and Mr. Jews, will expire at the second annual meeting.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business and structuring, negotiating and consummating its acquisition. None of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity. However, we believe the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise with public and private companies should enable them to identify and effect an acquisition although we cannot assure you that they will, in fact, be able to do so.

In addition, for a period of no less than two years after the date of the prospectus, we have granted Morgan Joseph & Co. Inc. the right to have an observer present at all meetings of our board of directors until we consummate a business combination. The observer shall be entitled to attend meetings of the board, receive all notices and other correspondence and communications sent by us to members of our board of directors. In addition, such observer shall be entitled to receive, as his/her sole compensation, reimbursement for all costs incurred in attending such meetings.

In order to protect the amounts held in the trust account, our sponsor has agreed to indemnify us for claims of creditors that have not executed a valid and binding waiver of their right to seek payment of amounts due to them out of the trust account. The sole owners and members of our sponsor are Camden Partners Strategic Fund III, L.P. (96.01% ownership of the sponsor) and Camden Partners Strategic Fund III-A, L.P. (3.99% ownership of the sponsor). As further assurance our sponsor will have the necessary funds required to meet these indemnification obligations, (i) the Camden III Funds have agreed, under our sponsor’s limited liability company agreement, to make capital contributions to our sponsor as and when required in order for the sponsor to fulfill its indemnification obligations and (ii) our sponsor has agreed to take all such action reasonably necessary to request its members make such capital contributions. Additionally, in the event either of the Camden III Funds undertakes a liquidating distribution while the indemnification obligations of the sponsor are outstanding, they have agreed, in our sponsor’s limited liability company agreement, to use reasonable efforts to set aside from such distribution, adequate reserves to cover the reasonably anticipated liabilities which may be incurred by our sponsor. We and the representative of the underwriters are named as express third party beneficiaries in and with respect to the provisions of our sponsor’s limited liability company agreement which require the Camden III Funds to make such capital contributions and establish such reserves. Although we have a fiduciary obligation to pursue the sponsor to enforce its indemnification obligations, and intend to pursue such actions as and when we deem appropriate, there can be no assurance it or the Camden III Funds will be able to satisfy those obligations, if required to do so.

The Camden III Funds were formed in February 2004 and do not terminate until February 2014, unless earlier dissolved. The Camden III Funds are required by their terms to act together with respect to, among other things, dissolution. The Camden III Funds may be dissolved upon any of the following events: (i) at any time limited partners representing 80% in interest of the Camden III Funds taken together vote to dissolve the Camden III Funds upon 90 days prior written notice, (ii) the general partner and a majority in interest of the limited partners of the Camden III Funds vote to dissolve the Camden III Funds upon 90 days prior written notice or (iii) 66-2/3% in interest of the limited partners of the Camden III Funds vote to dissolve the partnership after the general partner or any principal of either partnership (A) is convicted of a felony or securities law violation or has entered into a plea agreement for a securities law violation, in each case in connection with the activities of such partnership or (B) commits an act of bad faith, fraud or gross negligence in connection with the activities of such partnership or breaches a material term of such partnership agreement and such breach is not remedied within 30 days after receipt of notice of such breach. At dissolution, the Camden III Fund’s business shall be liquidated in an orderly and timely manner.

Each of the Camden III Funds is owned directly by their respective general and limited partners. The general partner of each Camden III Fund is Camden Partners Strategic III, LLC and the managing member of Camden Partners Strategic III, LLC is Camden Partners Strategic Manager, LLC. David L. Warnock, Donald W. Hughes, Richard M. Johnston and Richard M. Berkeley are the managing members of Camden Partners Strategic Manager, LLC. The limited partners of each Camden III Fund are numerous institutional investors and high net worth individuals. Dispositive and voting power of our securities held by each Camden III Fund is vested solely in its general partner. The Camden III Funds are exempt from registration under the Investment Company Act of 1940 pursuant to either Section 3(c)(1) or 3(c)(7) of such Act and have informed us they expect to continue to qualify for such exemption following this offering.

Additionally, our sponsor has agreed to indemnify and hold us harmless against any and all loss, liability, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses) reasonably incurred in our dissolution and liquidation, and in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which we may become subject as a result of our liquidation and dissolution, but only to the extent there are not available funds outside of the trust account sufficient to consummate our dissolution and liquidation.

Board Committees

Our board of directors intends to establish an audit committee and a compensation committee upon consummation of a business combination. At that time our board of directors intends to adopt charters for these committees. Prior to such time we do not intend to establish either one. Accordingly, there will not be a separate committee comprised of some members of our board of directors with specialized accounting and financial knowledge to meet, analyze and discuss solely financial matters concerning potential target businesses. We do not feel a compensation committee is necessary prior to a business combination as there is no salary, fees or other compensation being paid to our officers or directors prior to a business combination other than as disclosed in this prospectus. See “Risk Factor — We do not intend to establish an audit or compensation committee until consummation of a business combination” on page 34.

Code of Conduct

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws.

Executive Compensation

No executive officer has received any cash compensation for services rendered. No compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, including our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If all of our directors are not deemed “independent,” we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

We maintain executive offices at 500 East Pratt Street, Suite 1200, Baltimore, MD 21202 and our telephone number is (410) 878-6800. The costs for this space is included in the $7,500 per-month fee Camden Partners Holdings, LLC charges us for general and administrative services, including but not limited to receptionist, secretarial and general office services, pursuant to a letter agreement between us and Camden Partners Holdings, LLC. We believe, based on fees for similar services in the greater Baltimore, Maryland metropolitan area, that the fee charged by Camden Partners Holdings, LLC is at least as favorable as we could have obtained from an unaffiliated person.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers or directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.
•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers.”
•	Our officers and directors are currently, and may in the future become, affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.
•	Since our directors own shares of our common stock which will be released from escrow only in certain limited situations, and certain of them and their designees are purchasing warrants in the private placement as to which they (as well as our existing stockholders) are waiving their redemption and liquidation rights, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and completing a business combination timely.
•	Our sponsor has informed us it intends to purchase 212,500 units in this offering, although it is under no obligation to do so. Our sponsor has agreed to vote any such shares of common stock in favor of our initial business combination, representing a possible maximum aggregate of 3.4% of the public shares entitled to vote on the business combination. Our sponsor has also agreed with the representative of the underwriters to enter into an agreement with a broker-dealer mutually agreed upon by our sponsor and the representative of the underwriters pursuant to which it will place limit orders to purchase up to $4,000,000 of our common stock in the open market commencing the later of (i) ten business days after we file our current report on Form 8-K announcing our execution of a definitive agreement for our initial business combination and (ii) 60 calendar days after the end of the “restricted period” in connection with this offering under Regulation M under the Exchange Act, and ending on the business day immediately preceding the record date of the meeting of stockholders at which such business combination is to be voted upon. These purchases will be made in accordance with the guidelines of Rule 10b5-1 under the Exchange Act and so as to satisfy the conditions of Rule 10b-18 under the Exchange Act whether or not it is available, and will be otherwise subject to applicable law. The price per share at which such purchases will be made will not be more than the per share amount held in the trust account (less taxes payable) as reported in such current report on 8-K. Such purchases will be made until the earlier of the expiration of the buyback period or until such purchases reach $4,000,000 in total. Our sponsor will not have any discretion or influence with respect to such purchases. Our sponsor has agreed to vote any such shares of common stock purchased in the open market in favor of our initial business combination, representing a possible maximum aggregate of approximately 8% of the public shares entitled to vote on the business combination. Unless a business combination is approved by our stockholders, our sponsor has agreed not to sell such shares, provided it will be entitled to participate in any liquidating distributions with respect to the shares purchased in the open market. In the event our sponsor does not purchase $4,000,000 of our common stock through those open market purchases, our sponsor has agreed to purchase from us in a private placement, which we may refer to as the co-investment, a number of units identical to the units offered hereby at a purchase price of $8.00 per unit until it has spent an aggregate of $4,000,000 in the open market purchases described above and this co-investment. This co-investment will occur immediately prior to our consummation of a business combination, which will not occur until after the signing of a definitive business combination agreement and the approval of that business combination by a majority of our public stockholders.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

As a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you any of the above mentioned conflicts will be resolved in our favor.

Each of our officers and directors has pre-existing fiduciary obligations to other businesses of which they are officers or directors. To the extent they identify business opportunities which may be suitable for the entities to which they owe a pre-existing fiduciary obligation, our officers and directors will honor those fiduciary obligations, subject to the “right of first refusal” described below. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe a pre-existing fiduciary obligation and any successors to such entities have declined to accept such opportunities.

As set forth herein, certain of our directors and officers are directors of companies, both public and private, which may perform business activities in the education industry similar to those which we may perform after consummating a business combination. In order to minimize potential conflicts of interest which may arise from these multiple entity affiliations, each of our officers and directors has agreed, until the earlier of a business combination, our dissolution and liquidation to our public stockholders of the trust account or such time as he or she ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law (as described above), subject to any pre-existing fiduciary or contractual obligations he or she has and the “right of first refusal” described below. We have also adopted a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent. At the first meeting of the board of directors promptly following the closing of this offering, we intend to establish policies and procedures for seeking appropriate business acquisition candidates. As part of our intended processes, we may, following the closing of this offering, create a contact database indicating the materials received by any potential target candidates, when such materials were evaluated, the parties primarily responsible for such evaluation and the reasons such candidate was either rejected or the issues that, upon initial evaluation, require further investigation. As the evaluation process progresses, numerous other factors, which are expected to vary with each potential candidate we evaluate, are expected to be relevant to a final determination of whether to move forward with any particular acquisition candidate.

David L. Warnock serves on the boards of directors of American Public Education, Inc. and Nobel Learning Communities, Inc., and both he and Mr. Hughes serve on the boards of directors of New Horizons Worldwide, Inc. and Questar Assessment, Inc., formerly Touchstone Applied Science Associates, all of which are portfolio companies of one or both of the Camden III Funds in the education industry. Both Messrs. Warnock and Hughes have a pre-existing fiduciary duty to each of these companies and may not present opportunities to us that otherwise may be attractive to us unless these entities have declined to accept such opportunities.

Messrs. Warnock and Hughes also have fiduciary obligations to the Camden III Funds. The Camden III Funds are private equity funds focused on investing in micro-cap public and, to a lesser extent, late stage private companies, in the business and financial services, healthcare and education industries. In order to minimize potential conflicts, or the appearance of conflicts, which may arise from the affiliations that Messrs. Warnock and Hughes have with the Camden III Funds, the Camden III Funds have granted us a “right of first refusal” with respect to an acquisition of voting control of any company or business in the education industry whose aggregate fair market value is at least equal to 80% of the balance of the trust account (less the deferred underwriting discounts and commissions and taxes payable), which is the minimum size of a target business for our initial business combination. Pursuant to this right of first refusal, each of the Camden III Funds has agreed that it will present any investment or purchase opportunity in a company meeting these criteria to a committee of our independent directors for our review and that it will not enter into any agreement to purchase or invest in such company until our committee of independent directors has had a reasonable period of time to determine whether or not to pursue such opportunity. This right of first refusal will expire upon the earlier of (i) our consummation of an initial business combination or (ii) 24 months after the consummation of this offering. Furthermore, we have agreed that any target company with respect to which either of the Camden III Funds has initiated any contacts or entered into any discussions, formal or informal, or negotiations regarding such company's acquisition prior to the completion of this offering will not be a potential acquisition target for us, unless such Camden III Fund declines to pursue an investment in such company.

Therese Kreig Crane, Ed.D, currently serves as a trustee for the National Education Association Foundation and the Western Governors University, as Chairman of the Board of Directors of Nobel Learning Communities Inc. and as a director of Questia Inc. and Tutor.com. Ronald Tomalis is a director and owner of The Chartwell Educational Group. While we do not know if any of these entities will be competitive with us because we do not know if any of these entities would consider the business combination we would seek, each of these directors has a pre-existing fiduciary duty to each of these companies and may not present opportunities to us that otherwise may be attractive to us unless these entities have declined to accept such opportunities.

We will not pursue a business combination with any company that is a portfolio company of, or otherwise affiliated with, or has received financial investment from, any of the private equity firms with which our existing stockholders, executive officers or directors are affiliated.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. In addition, all of our existing stockholders, and the purchasers of our securities in the private placement, have agreed to waive their respective rights to participate in any liquidation of our trust account (except with respect to shares of our common stock acquired by them in connection with this offering or in the aftermarket) in connection with a dissolution occurring upon our failure to consummate a business combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of our common stock: (a) before the offering and after the private placement and (b) after the offering and private placement, to reflect the sale of warrants sold in the private placement and the units offered by this prospectus for:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our officers and directors; and
•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Amount and Nature of Beneficial Ownership(2)	Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner(1)		Before the Offering	After the Offering(3)
Camden Learning, LLC(4)	1,458,334	93.34%	18.67	%(5)
David L. Warnock, President, Chief Executive Officer and Chairman(4)	1,458,334	93.34%	18.67%
Donald W. Hughes, Chief Financial Officer and Secretary(4)	1,458,334	93.34%	18.67%
Therese Kreig Crane, Ed.D, Director	34,722	2.22%	.444%
Ronald Tomalis, Director	34,722	2.22%	.444%
William Jews, Director	34,722	2.22%	.444%
All directors and executive officers as a group (5 individuals)	1,562,500	100%	20%

(1)	Unless otherwise indicated, the business address of each of the individuals is 500 East Pratt Street, Suite 1200, Baltimore, MD 21202 and our telephone number is (410) 878-6800.
(2)	The percentage ownership before and after the offering for all executive officers and directors does not include the shares of common stock underlying the insider warrants sold in the private placement.
(3)	Assumes the sale of 6,250,000 units in this offering but not: (a) the exercise of the 6,250,000 warrants to purchase shares of our common stock included in such units, (b) the exercise of the 2,800,000 warrants sold to our sponsor as described herein, (c) the units underlying the purchase option granted to Morgan Joseph & Co. Inc.
(4)	Camden Learning, LLC is the sponsor, as described herein. The sole owners and members of our sponsor are Camden Partners Strategic Fund III, L.P. (96.01% ownership of the sponsor) and Camden Partners Strategic Fund III-A, L.P. (3.99% ownership of the sponsor). The general partner of each limited partnership is Camden Partners Strategic III, LLC and the managing member of such entity is Camden Partners Strategic Manager, LLC. David L. Warnock, our President, Chief Executive Officer and Chairman, Donald W. Hughes, our Chief Financial Officer and Secretary, Richard M. Johnston and Richard M. Berkeley are the four managing members of Camden Partners Strategic Manager, LLC, which has sole power to direct the vote and disposition of our securities held by the sponsor. Each of Mr. Warnock and Mr. Hughes disclaims beneficial ownership of all shares owned by Camden Learning, LLC.
(5)	If our sponsor purchases an additional 212,500 units in the offering, this percentage will increase to 23.4%.

Our sponsor has informed us that it intends to purchase 212,500 units in this offering, although it is under no obligation to do so. Assuming the 212,500 units are purchased in the offering and the $4,000,000 of common stock are purchased by our sponsor in the open market, and further assuming such open market purchases of stock occur at the initial trust amount per share of $7.92 per unit, our existing stockholders, collectively, will beneficially own 29.18% of the then issued and outstanding shares of common stock. Assuming neither the 212,500 units nor the $4,000,000 worth of units are purchased, immediately after this offering, our existing stockholders, collectively, will beneficially own approximately 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions, but other than approval of a business combination. In the event all 212,500 units are purchased in the offering and the additional $4,000,000 worth of units are purchased on the open market, all of such shares shall be voted in favor of the business combination, representing a maximum aggregate of 9.18% of the shares entitled to vote on any proposed business combination.

If holders of more than 20% of the shares sold in this offering vote against a proposed business combination and seek to exercise their redemption rights and such business combination is consummated, our existing stockholders have agreed to forfeit, on a pro rata basis, and return to us for cancellation, a number of the initial 1,562,500 shares of our common stock purchased, up to a maximum of 195,312 shares, so that the existing stockholders will collectively own no more than 23.81% (without regard to any purchase of units in this offering, any open market purchases or private purchases of units by the sponsor directly from us, as set forth elsewhere herein) of our outstanding common stock immediately prior to the consummation of such business combination after giving effect to the redemption.

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock in such amount to maintain the existing stockholders allocated ownership at 20% of our issued and outstanding common stock upon the consummation of this offering.

Subject to the possible forfeiture of shares described above, all of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earlier of:

•	one year following consummation of a business combination; or
•	the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus or purchased in the private placement.

The warrants to be purchased by our sponsor in the private placement will contain restrictions prohibiting their transfer until the earlier of the 90th day following consummation of a business combination or our liquidation and will be held in escrow by Morgan Joseph & Co. Inc. until such time.

In addition to the 212,500 units our sponsor has indicated it intends to purchase in the offering, our sponsor has also agreed with the representative of the underwriters to enter into an agreement with a broker-dealer mutually agreed upon by our sponsor and the representative of the underwriters pursuant to which it will place limit orders to purchase up to $4,000,000 of our common stock in the open market commencing the later of (i) ten business days after we file our current report on Form 8-K announcing our execution of a definitive agreement for our initial business combination and (ii) 60 calendar days after the end of the “restricted period” in connection with this offering under Regulation M under the Exchange Act, and ending on the business day immediately preceding the record date of the meeting of stockholders at which such business combination is to be voted upon. These purchases will be made in accordance with the guidelines of Rule 10b5-1 under the Exchange Act and so as to satisfy the conditions of Rule 10b-18 under the Exchange

Act whether or not it is available, and will otherwise be subject to applicable law. The price per share at which such purchases will be made will not be more than the per share amount held in the trust account (less taxes payable) as reported in such current report on 8-K. Such purchases will be made until the earlier expiration of the buyback period or until such purchases reach $4,000,000 in total. Our sponsor will not have any discretion or influence with respect to such purchases. Our sponsor has agreed to vote all such shares of common stock purchased in the open market in favor of our initial business combination, representing a maximum aggregate of approximately 8% of the shares entitled to vote on any proposed business combination. Unless a business combination is approved by our stockholders, our sponsor has agreed not to sell such shares, provided it will be entitled to participate in any liquidating distributions with respect to the shares purchased in the open market. In the event our sponsor does not purchase $4,000,000 of our common stock through those open market purchases, our sponsor has agreed to purchase from us in a private placement, which we may refer to as the co-investment, a number of units identical to the units offered hereby at a purchase price of $8.00 per unit until it has spent an aggregate of $4,000,000 in the open market purchases described above and this co-investment. This co-investment will occur immediately prior to our consummation of a business combination, which will not occur until after the signing of a definitive business combination agreement and the approval of that business combination by a majority of our public stockholders. Our sponsor, whose sole owners are the Camden III Funds, has agreed to such purchases because the managing members of the general partner of the Camden III Funds, including David L. Warnock, our Chairman, President and Chief Executive Officer and Donald W. Hughes, our Chief Financial Officer and Secretary, want the Camden III Funds to have a substantial cash investment in us, including any target business we may acquire.

All of our directors will be deemed to be our “parents” and “promoters” as these terms are defined under the federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In April, 2007, we issued 1,125,000 shares of our common stock as set forth below for an aggregate amount of $25,000 in cash, at an average purchase price of approximately $0.02 per share, as follows:

Name	Number of Shares	Relationship to Us
Camden Learning, LLC	1,000,000	Sponsor. Donald W. Hughes and David L. Warnock are among the four managing members of the managing member of Camden Learning, LLC.
Jack L. Brozman	25,000	Director
Therese Kreig Crane, Ed.D	25,000	Director
Ronald Tomalis	25,000	Director
William Jews	25,000	Director
Harry T. Wilkins	25,000	Director

On July 3, 2007, Mr. Wilkins resigned as a director and transferred, for a purchase price of $.02 per share, an aggregate of 25,000 shares of common stock to Camden Learning, LLC such that our current share ownership is as reflected in the section entitled “Principal Stockholders.”

On August 27, 2007, Mr. Brozman resigned as a director and transferred, for a purchase price of $.02 per share, an aggregate of 25,000 shares of common stock to Camden Learning, LLC such that our current share ownership is as reflected in the section entitled “Principal Stockholders.”

Effective November 20, 2007, our board of directors authorized a forward stock split in the form of a stock dividend of 0.3888888 shares of common stock for each outstanding share of common stock, effectively lowering the purchase price to approximately $0.016 per share.

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering. If we reduce the size of the offering we may effect a reverse stock split of our common stock in order to maintain the existing stockholders allocated ownership at 20% of our issued and outstanding common stock upon the consummation of this offering.

The holders of the majority of these shares will be entitled to require us, on up to two occasions, to register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before one year from the consummation of a business combination. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Our sponsor has agreed to purchase 2,800,000 warrants from us at a purchase price of $1.00 per warrant in a private placement pursuant to Regulation D of the Securities Act that will occur immediately prior to this offering. We have granted the holders of such warrants demand and “piggy-back” registration rights with respect to the warrants and shares of common stock underlying such warrants at any time commencing on the date we announce we have entered into a letter of intent with respect to a proposed business combination, provided, however, any such registration will not become effective prior to completion of our initial business combination. The demand registration may be exercised by the holders of a majority of such warrants. We will bear the expenses incurred in connection with the filing of any such registration statements. The insider warrants will not be subject to redemption and may be exercised on a “cashless” basis if held by the initial holder thereof or its permitted assigns.

Our sponsor has informed us it intends to purchase 212,500 units in this offering, although it is under no obligation to do so. Our sponsor has agreed to vote any such shares of common stock in favor of our initial business combination, representing a possible maximum aggregate of 3.4% of the public shares entitled to vote on the business combination. Our sponsor has also agreed with the representative of the underwriters to enter into an agreement with a broker-dealer mutually agreed upon by our sponsor and the representative of the underwriters pursuant to which it will place limit orders to purchase up to $4,000,000 of our common stock in the open market commencing the later of (i) ten business days after we file our current report on Form 8-K announcing our execution of a definitive agreement for our initial business combination and (ii) 60 calendar days after the end of the “restricted period” in connection with this offering under Regulation M under the Exchange Act, and ending on the business day immediately preceding the record date of the meeting of stockholders at which such business combination is to be voted upon. These purchases will be made in accordance with the guidelines of Rule 10b5-1 under the Exchange Act and so as to satisfy the conditions of Rule 10b-18 under the Exchange Act whether or not it is available, and will otherwise be subject to applicable law. The price per share at which such purchases will be made will not be more than the per share amount held in the trust account (less taxes payable) as reported in such current report on 8-K. Such purchases will be made until the earlier of the expiration of the buy back period or until such purchases reach $4,000,000 in total. Our sponsor will not have any discretion or influence with respect to such purchases. Our sponsor has agreed to vote any such shares of common stock purchased in the open market in favor of our initial business combination, representing a possible maximum aggregate of approximately 8% of the public shares entitled to vote on the business combination. Unless a business combination is approved by our stockholders, our sponsor has agreed not to sell such shares, provided it will be entitled to participate in any liquidating distributions with respect to the shares purchased in the open market. In the event our sponsor does not purchase $4,000,000 of our common stock through those open market purchases, our sponsor has agreed to purchase from us in a private placement which we may refer to as the co-investment, a number of units identical to the units offered hereby at a purchase price of $8.00 per unit until it has spent an aggregate of $4,000,000 in the open market purchases described above and this co-investment. This co-investment will occur immediately prior to our consummation of a business combination, which will not occur until after the signing of a definitive business combination agreement and the approval of that business combination by a majority of our public stockholders. The co-investment units may not be sold, assigned or transferred unless and until our stockholders approve a business combination.

In order to protect the amounts held in the trust account, our sponsor has agreed to indemnify us for claims of any vendors, service providers, prospective target businesses or creditors that have not executed a valid and binding waiver of any right or claim to the amounts in trust account. As further assurance our sponsor will have the necessary funds required to meet these indemnification obligations, (i) the Camden III Funds have agreed, under our sponsor’s limited liability company agreement, to make capital contributions to our sponsor as and when required in order for the sponsor to fulfill its indemnification obligations and (ii) our sponsor has agreed to take all such action reasonably necessary to request its members make such capital contributions. Additionally, in the event either of the Camden III Funds undertakes a liquidating distribution while the indemnification obligations of the sponsor are outstanding, they have agreed, in our sponsor’s limited liability company agreement, to use reasonable efforts to set aside from such distribution, adequate reserves to cover the reasonably anticipated liabilities which may be incurred by our sponsor. We and the representative of the underwriters are named as express third party beneficiaries in and with respect to the provisions of our sponsor’s limited liability company agreement which require the Camden III Funds to make such capital contributions and establish such reserves. Although we have a fiduciary obligation to pursue the sponsor to enforce its indemnification obligations, and intend to pursue such actions as and when we deem appropriate, there can be no assurance it or the Camden III Funds will be able to satisfy those obligations, if required to do so.

As of the date of this prospectus, our sponsor has loaned us a total of $200,000, which was used to pay a portion of the expenses of this offering, such as SEC registration fees, FINRA registration fees, blue sky fees and certain legal and accounting fees and expenses. This loan will be payable, with interest on the earlier of April 26, 2008 or the consummation of this offering. The loan will be repaid out of the net proceeds of this offering not being placed in trust.

We maintain executive offices at 500 East Pratt Street, Suite 1200, Baltimore, MD 21202 and our telephone number is (410) 878-6800. The costs for this space is included in the $7,500 per month fee Camden

Partners Holdings, LLC charges us for general and administrative services, including but not limited to receptionist, secretarial and general office services, pursuant to a letter agreement between us and Camden Partners Holdings, LLC. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) consummation of a business combination, (ii) 24 months after the completion of this offering if no business combination has been consummated and (iii) the date on which we cease our corporate existence in accordance with our amended and restated certificate of incorporation. We believe, based on fees for similar services in the greater Baltimore, Maryland metropolitan area, that the fee charged by Camden Partners Holdings, LLC is at least as favorable as we could have obtained from an unaffiliated person.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

Our existing stockholders will not receive reimbursement for any out-of- pocket expenses incurred by them to the extent that such expenses exceed the amount in the trust account unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, we anticipate that our officers and directors may enter into employment or consulting agreements, the terms of which shall be negotiated and which we expect to be comparable to employment or consulting agreements with other similarly-situated companies in the industry in which we consummate a business combination. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies in the industry in which we consummate a business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 20,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 1,562,500 shares of common stock are outstanding, held by four record holders. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants shall begin to trade separately on the 90th day after the date of this prospectus unless Morgan Joseph & Co. Inc. informs us of its decision to allow earlier separate trading, provided that in no event may the common stock and warrants be traded separately until the business day after (i) we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the private placement, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised on the date of this prospectus, (ii) we file a Current Report on Form 8-K and issue a press release announcing when such separate trading will begin and (iii) the expiration of the underwriters over-allotment option or its exercise in full. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised on the date of this prospectus. In the event all or any portion of the over-allotment option is exercised after the date of this prospectus, we will file an additional Current Report on Form 8-K to disclose our receipt of the net proceeds from any such exercise.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock cast at the meeting. Our existing stockholders have agreed to vote all the shares of our common stock acquired in this offering or in the aftermarket in favor of any transaction our officers negotiate and present for approval to our stockholders. Our existing stockholders have also agreed to waive their rights to participate in any liquidation occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering. Our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with a business combination only if a majority of the shares of common stock cast at the meeting are voted in favor of the business combination, and public stockholders owning less than 30% of the shares sold in this offering exercise their redemption rights discussed below. Voting against the business combination alone will not result in redemption of a stockholder’s shares into a pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described below. Our threshold for redemption has been established at 30% in order for our offering to be competitive with other blank check company offerings. However, to date a 20% threshold has been more typical for offerings of this type. We have selected the higher threshold to reduce the risk of a small group of stockholders exercising undue influence on the stockholder approval process.

Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are forced to liquidate our trust account, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest, if any, not previously paid to us, after taxes, if any. The term public stockholders means the holders of common stock sold as part of the units in this offering or acquired in the open market, but excludes our officers and directors or their nominees or designees with respect to the shares owned by them prior to this offering since they have waived their redemption and right to liquidation distributions from our trust account in connection with our dissolution as part of our plan of dissolution and liquidation with respect to these shares.

Our existing stockholders have also agreed to waive their respective rights to participate in any liquidation of the trust account in connection with our dissolution occurring upon our failure to consummate a business combination as well as to vote for any plan of dissolution and liquidation submitted to our stockholders with respect to those shares of common stock acquired by them prior to this offering.

Our stockholders have no redemption, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock redeemed for cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who redeem their shares of common stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Due to the fact that we currently have 20,000,000 shares of common stock authorized, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business combination.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant included in the units sold in this offering and the private placement entitles the registered holder to purchase one share of our common stock at a price of $5.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or
•	one year from the date of this prospectus.

However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire on November 29, 2011 at 5:00 p.m., New York City time.

The warrants may trade separately on the 90th trading day after the date of this prospectus, unless Morgan Joseph & Co. Inc. determines that an earlier date is acceptable; provided, however, that in no event may the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering and the private placement, including any proceeds we receive from the exercise of the over-allotment option if such option is exercised on the date of this prospectus. In the event all or any portion of the over-allotment option is exercised after the date of this prospectus, we will file an additional Current Report on Form 8-K to disclose our receipt of the net proceeds from any such exercise.

The warrants comprising part of the units (including any warrants issued to Morgan Joseph & Co. Inc. as part of its unit purchase option) may be redeemed:

•	in whole and not in part;
•	at a price of $0.01 per warrant
•	at any time while the warrants are exercisable;
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
•	if, and only if, the last closing sales price of our Common Stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established this last criterion to provide warrant holders with a premium to the initial warrant exercise price as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable and we will not be obligated to issue shares of common stock thereunder unless, at the time a holder seeks to exercise such warrant, a registration statement relating to common stock issuable upon exercise of the warrants is effective and current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. If we are unable to maintain the effectiveness of such registration statement until the expiration of the warrants or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, and therefore are unable to deliver registered shares, holders of warrants will not be able to exercise their warrants, the market for the warrants may be limited, and the warrants may expire worthless. In no event will the holder of a warrant be entitled to receive a net-cash settlement, stock or other consideration in lieu of physical settlement in shares of our common stock.

Because the warrants sold in the private placement were originally issued pursuant to an exemption from the registration requirements under the federal securities laws, the holders of the warrants purchased in the private placement will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. As described above, holders of the warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the shares issuable upon their exercise.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Unit Purchase Option

We have agreed to issue to Morgan Joseph & Co. Inc., as additional compensation, an option to purchase up to 10% of the number of units sold in the offering, up to a maximum of 625,000 units. The units are identical to those offered by this prospectus except that the exercise price for the warrants included in these units is $6.71 per share. For a more complete description of the purchase option, see the section entitled “Underwriting — Purchase Option.”

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Shares Eligible for Future Sale

Immediately after this offering, we will have 7,812,500 shares of common stock outstanding, or 8,750,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 6,250,000 shares sold in this offering, or 7,187,500 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,562,500 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and will not be eligible for sale under Rule 144. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable until one year from the date of consummation of a business combination, and will only be released prior to that date subject to certain limited exceptions such as our liquidation prior to a business combination (in which case the certificate representing such shares will be destroyed), and the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 78,125 shares immediately after this offering (or 87,500 if the underwriters’ exercise their over-allotment option in full); and
•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our 1,562,500 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to require us, on up to two occasions, to register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Our sponsor has agreed to purchase 2,800,000 warrants from us at a purchase price of $1.00 per warrant in a private placement that will occur immediately prior to this offering. We have granted the holders of such warrants demand and “piggy-back” registration rights with respect to the 2,800,000 warrants and shares of common stock underlying the warrants at any time commencing on the date we announce that we have entered into a letter of intent with respect to a proposed business combination, provided, however, any such registration shall not become effective until our business combination has been completed. The demand registration may be exercised by the holders of a majority of such warrants. We will bear the expenses incurred in connection with the filing of any such registration statements. The insider warrants will not be subject to redemption and may be exercised on a “cashless” basis if held by the initial holder thereof or its permitted assigns.

Our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation filed with the State of Delaware contains provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including:

•	requirement that all proposed business combinations be presented to stockholders for approval regardless of whether or not Delaware law requires such a vote;
•	prohibition against completing a business combination if 30% or more of our stockholders exercise their redemption rights in lieu of approving a business combination;
•	the right of stockholders voting against a business combination to surrender their shares for a pro rata portion of the trust account in lieu of participating in a proposed business combination;
•	a requirement that in the event we do not consummate a business combination by November 29, 2009, the company will dissolve, at which point our purpose and powers will be limited to dissolving, liquidating and winding up; provided, however, that we will reserve our rights under Section 278 of the Delaware General Corporation Law to bring or defend any action, suit or proceeding brought by or against us;
•	requirement that our management take all actions necessary to liquidate our trust account to our public stockholders as part of our plan of dissolution and liquidation in the event we do not consummate a business combination by November 29, 2009;

•	limitation on stockholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon liquidation of our trust account to our public stockholders as part of our plan of dissolution and liquidation or upon the exercise of their redemption rights; and
•	the bifurcation of our board of directors into two classes and the establishment of related procedures regarding the standing and election of such directors.

Our amended and restated certificate of incorporation and the underwriting agreement we will enter into with Morgan Joseph & Co. Inc. in connection with the consummation of this offering prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination without the prior approval of 95% of the shares purchased in this offering. Additionally, members of our board of directors and management have undertaken not to propose or vote in favor of any amendment to the foregoing provisions. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Delaware law, although pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental terms of this offering. We believe these provisions to be obligations of our company to its stockholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions. As a result, the board of directors will not, and pursuant to the underwriting agreement and other agreements cannot, at any time prior to the consummation of a business combination, propose any amendment to or modification of our amended and restated certificate of incorporation relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve an amendment or modification to such provisions.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Morgan Joseph & Co. Inc. is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis, the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
Morgan Joseph & Co. Inc.	4,700,000
Ferris, Baker Watts Incorporated	1,250,000
Legend Merchant Group	300,000
Total	6,250,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The underwriters may deliver prospectuses via e-mail both as a PDF document and by a link to the Securities and Exchange Commission’s website and websites hosted by the underwriters and other parties, and the prospectus may also be made available on websites maintained by selected dealers and selling group members participating in this offering. The underwriters may agree to allocate a number of units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions may be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Louisiana, Maryland, New York and Rhode Island. We have applied to have the units registered for sale, or we are relying on exemptions from registration in the states mentioned above. In states that require registration, we will not sell the units to retail customers in these states until such registration is effective in each of these states (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

The National Securities Markets Improvement Act of 1996 (“NSMIA”), which is a federal statute, prevents or preempts the states from regulating transactions in certain securities, which are referred to as “covered securities”. This federal statute does allow the states to investigate companies if there is a suspicion of fraud, and if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case.

State securities laws either require that a company’s securities be registered for sale or that the securities themselves or the transaction under which they are issued, are exempt from registration. When a state law provides an exemption from registration, it is excusing an issuer from the general requirement to register securities before they may be sold in that state. States, may by rule or regulation, place conditions on the use of exemptions, so that certain companies may not be allowed to rely on the exemption for the sale of their securities. If an exemption is not available and the securities the company wishes to sell are not covered securities under the federal statute, then the company must register its securities for sale in the state in question.

We will file periodic and annual reports under the Securities Exchange Act of 1934, as amended. Therefore, under NSMIA, the states and territories of the United States are preempted from regulating the resale by stockholders of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, because our securities will be covered securities. However, NSMIA does allow states and territories of the United States to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states do not require any notice filings or fee payments and stockholders may resell the units, and the common stock and warrants comprising the units, once they become separately transferable:

Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, South Dakota, Utah, Virginia, Virgin Islands, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the stockholders may resell the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid in the following states: District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Rhode Island, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of the states that have not yet adopted a statute, rule or regulation relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes, rules or regulations with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

In addition, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states, without any notice filings or fee payments, based upon the availability of an applicable exemption from the state’s registration requirements.

•	commencing 90 days after the date of this prospectus in Nevada; and
•	commencing 180 days from the date of this prospectus in Alabama.

Despite the exemption from state registration provided by the National Securities Markets Improvement Act described above, the state of Idaho has advised us that it does not recognize this act as a basis for exempting registration of resales therein of securities issued in blank check offerings.

We do not intend to register the resale of the securities sold in this offering in these states.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. It may allow some dealers concessions not in excess of $0.19 per unit.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring one or more operating businesses at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have granted to the representative of the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 937,500 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution.

The representative of the underwriters may exercise the over-allotment option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option. This information does not reflect the private placement proceeds to be received by us.

	Per Unit	Without Option	With Option
Public offering price	$8.00	$50,000,000	$57,500,000
Discount(1)	$0.32	$2,000,000	$2,300,000
Deferred discount(2)	$0.24	$1,500,000	$1,725,000
Proceeds before expenses(3)	$7.44	$46,500,000	$53,475,000

(1)	Based upon the underwriters’ discount of 4% per unit. Does not include an additional 3% of the gross proceeds from the sale of the units in this offering paid to Morgan Joseph & Co. Inc. only upon the consummation of a business combination (and then only with respect to those units as to which the component shares have not been redeemed for cash) which amounts are reflected in this table as deferred discount. If a business combination is not consummated and we automatically dissolve and subsequently liquidate our trust account, such amounts will not be paid to the underwriters, but rather will be distributed among our public stockholders.
(2)	The underwriters have agreed to forfeit their deferred underwriting discount with respect to those units as to which the underlying shares are redeemed into cash by those stockholders who voted against the business combination and exercised their redemption rights upon consummation of a business combination.
(3)	The offering expenses are estimated at $400,000.

The underwriters will initially offer the units to be sold in this offering directly to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $0.19 per unit. The underwriters may allow, and the selected dealers may reallow, a concession not in excess of $0.10 per unit on sales to brokers and dealers. After the offering, the underwriters may change the offering price and other selling terms, provided, however, upon execution of the underwriting agreement, there will be no changes to the price and terms of the sale between the underwriters and us. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus.

Purchase Option

We have agreed to sell to the representative, for $100, an option to purchase up to a total of 625,000 units.

The units issuable upon exercise of this option are identical to those offered by this prospectus except that the exercise price for the warrants included in these units is $6.71 per share. This option is exercisable on a cashless basis at $9.60 per unit commencing on the later of the consummation of a business combination and one year from the date of this prospectus, and expiring five years from the date of this prospectus. The option and the 625,000 units, the 625,000 shares of common stock and the 625,000 warrants underlying such units, and the 625,000 shares of common stock underlying such warrants, have been deemed to be underwriting compensation by the FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the FINRA Conduct Rules. Morgan Joseph & Co. Inc. will not sell, transfer, assign, pledge, or hypothecate this option or the securities underlying this option, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this option or the underlying securities for a period of 360 days from the effective date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners (who will be subject to the same restrictions as Morgan Joseph & Co. Inc. for the remainder of such 360 day period). Although the purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and “piggy back” registration rights for periods of five and seven years, respectively, from the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the option, other than underwriting commissions incurred and payable by the holders. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization or consolidation.

However, the option exercise price or underlying units will not be adjusted for issuances of shares of common stock at a price below the option exercise price.

We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $2,400,000, using an expected life of five years, volatility of 59.4%, and a risk-free interest rate of 3.08%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. We believe the volatility estimate calculated is a reasonable benchmark to use in estimating the expected volatility of our units. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we automatically dissolve and subsequently liquidate our trust account, the option will become worthless.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities.
•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.
•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid may also have an effect on the prices of the securities if it discourages resales.

Neither we nor the underwriters make any representation or prediction as to the effect the transactions described above may have on the prices of our securities. These transactions may occur on the OTC Bulletin

Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The distribution of our securities will end upon the underwriters’ cessation of selling efforts and stabilization activities, provided, however, in the event the underwriters were to exercise their over-allotment option to purchase securities in excess of their actual syndicate short position, the distribution will not be deemed to have been completed until all of the securities have been sold.

In connection with this offering, the underwriters may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

Other Terms

For a period of no less than two years after the date of the prospectus, we have granted Morgan Joseph & Co. Inc. the right to have an observer present at all meetings of our board of directors until we consummate a business combination. The observer shall be entitled to attend meetings of the board, receive all notices and other correspondence and communications sent by us to members of our board of directors, but will not have voting rights. In addition, such observer shall be entitled to receive, as his/her sole compensation, reimbursement for all costs incurred in attending such meetings. Morgan Joseph & Co. Inc. has not named its observer as of the date of this prospectus.

Although they are not obligated to do so, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future, but there are no preliminary agreements or understandings between any of the underwriters and any potential targets. We are not under any contractual obligation (oral or written) and have no agreement or understanding to engage any of the underwriters to provide any services for us after this offering, but if we do engage any of them in the future we may pay the underwriters a finder’s fee or advisory fee for services that would be determined at that time in an arm’s length negotiation where the terms would be fair and reasonable to each of the interested parties; provided that no agreement will be entered into and no fee will be paid within 90 days following the date of this prospectus.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. Such firm has previously represented Morgan Joseph & Co. Inc. on matters unrelated to this offering and expects to do so again in the future. McDermott Will & Emery LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Eisner LLP, an independent registered public accounting firm, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Eisner LLP are included in reliance upon their report given upon the authority of Eisner LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act of 1933, as amended, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

CAMDEN LEARNING CORPORATION
(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and Stockholders
Camden Learning Corporation

We have audited the accompanying balance sheet of Camden Learning Corporation, a corporation in the development stage (the “Company”), as of September 30, 2007, and the related statements of operations, stockholders' equity and cash flows for the period from April 10, 2007 (inception) through September 30, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Camden Learning Corporation as of September 30, 2007, and the results of its operations and its cash flows for the period from April 10, 2007 (inception) through September 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has generated a net loss, has a deficiency in working capital and has no operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. As discussed in Notes 1 and 4, the Company is in the process of raising capital through both a proposed public offering and a private placement. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Eisner LLP

/s/ Eisner LLP

New York, New York
November 21, 2007

CAMDEN LEARNING CORPORATION
(a corporation in the development stage)

BALANCE SHEET
September 30, 2007

ASSETS
Current assets:
Cash	$35,115
Due from affiliate	1,111
Total current assets	36,226
Deferred offering costs	228,855
Total assets	$265,081
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$41,211
Accrued interest expense	4,083
Note payable to affiliate (face amount $200,000)	189,288
Total current liabilities	$234,582
Commitments and contingencies
Stockholders’ equity
Preferred Stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—
Common Stock, $.0001 par value, 20,000,000 shares authorized; 1,562,500 shares issued and outstanding	156
Additional paid-in capital	42,413
Deficit accumulated during the development stage	(12,070)
Total stockholders’ equity	30,499
Total liabilities and stockholders’ equity	$265,081

The accompanying notes are an integral part of the financial statements.

CAMDEN LEARNING CORPORATION
(a corporation in the development stage)

STATEMENT OF OPERATIONS
For the Period from April 10, 2007 (Inception) to September 30, 2007

Formation and operating costs	$1,130
Interest expense	10,940
Net loss	$(12,070)
Basic and diluted net loss per share	$(0.01)
Weighted average shares outstanding – basic and diluted	1,562,500

The accompanying notes are an integral part of the financial statements.

CAMDEN LEARNING CORPORATION
(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY
For the Period from April 10, 2007 (Inception) to September 30, 2007

	Common Stock		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity
	Shares	Amount
Initial capital from founding stockholders	1,562,500	$156	$24,844	$—	$25,000
Discount on note payable to affiliate			17,569		17,569

Net loss during the development stage	—	—	—	(12,070)	(12,070)

Balance at September 30, 2007	1,562,500	$156	$42,413	$(12,070)	$30,499

The accompanying notes are an integral part of the financial statements.

CAMDEN LEARNING CORPORATION
(a corporation in the development stage)

STATEMENT OF CASH FLOWS
For the Period from April 10, 2007 (inception) to September 30, 2007

Cash flows from operating activities:
Net loss	$(12,070)
Adjustments to reconcile net loss to net cash used in operating activities
Increase in accrued expenses	1,000
Accretion of interest on note payable	6,857
Advances to affiliate	(1,111)
Accrued interest	4,083
Net cash used in operating activities	(1,241)
Cash flows from financing activities:
Proceeds from sale of stock	25,000
Proceeds from note payable to affiliate	200,000
Deferred offering costs	(188,644)
Net cash provided by financing activities	36,356
Net increase in cash	35,115
Cash at beginning of period	—
Cash at end of period	$35,115
Supplemental Disclosures:
Non-cash financing activities:
Additional paid-in capital from discount on note payable to affiliate	$17,569
Increase in deferred offering costs, and in related accounts payable and accrued expenses	$40,211

The accompanying notes are an integral part of the financial statements.

CAMDEN LEARNING CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Nature of Business Operations

Camden Learning Corporation (the “Company”) is a blank check company incorporated in the state of Delaware on April 10, 2007 for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with one or more operating businesses in the education industry. The Company is majority owned by Camden Learning, LLC, whose members are Camden Partners Strategic Fund III, LP and Camden Partners Strategic Fund III-A, LP (see Note 4).

At September 30, 2007, the Company had not commenced any operations. All activity through September 30, 2007 relates to the Company’s formation and to the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

The financial statements give retroactive effect to a common stock split in the form of a stock dividend of 0.3888888 shares of common stock for each outstanding share of common stock declared and paid as of November 20, 2007.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”) which is discussed in Note 3. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be applied toward effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with one or more operating businesses in the education industry. As used herein, a “Business Combination” shall mean the merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses in the education industry having, collectively, a fair market value of at least 80.0% of the amount in the Company’s trust account, less the deferred underwriting discount and commissions and taxes payable at the time of such transaction. The trust account will be maintained by Continental Stock Transfer & Trust Company pursuant to an investment management trust agreement to be signed upon the date of the prospectus for the Proposed Offering.

Upon closing of the Proposed Offering, approximately 99% of the proceeds ($49.5 million, or $56.7 million if the over-allotment option is exercised in full) of this offering will be placed in a trust account invested until the earlier of (i) the consummation of the Company’s first Business Combination or (ii) the dissolution of the Company. The proceeds in the trust account include the deferred underwriting discount of $1,500,000 ($1,725,000 if the over-allotment option is exercised in full) that will be released to the underwriter if a Business Combination is completed (subject to a $0.24 per share reduction for public stockholders who exercised their conversion rights). Interest (after taxes) earned on assets held in the trust account will remain in the trust. However, up to $600,000 of the interest earned on the trust account, and amounts required for payment of taxes on interest earned, may be released to the Company to cover a portion of the Company’s operating expenses and expenses incurred in connection with the Company’s dissolution and liquidation, if a Business Combination is not consummated.

The Company will seek stockholder approval before it will effect any Business Combination. In connection with the stockholder vote required to approve any Business Combination, the Company’s existing stockholders including all of the Company’s officers, directors and advisors have agreed to vote the shares of common stock then-owned by them in accordance with the majority of the shares of common stock voted by the Public Stockholders. “Public Stockholders” is defined as the holders of common stock sold as part of the units in the Proposed Offering or in the aftermarket. The Company will proceed with a Business Combination only if a majority of the shares of common stock voted by the Public Stockholders are voted in favor of the Business Combination and Public Stockholders owning up to one share less than 30% of the shares sold in the Public Offering exercise their right to convert their shares into a pro rata share of the aggregate amount then on deposit in the trust account. If a majority of the shares of common stock voted by the Public Stockholders are not voted in favor of a proposed initial Business Combination but 24 months has not yet passed since

CAMDEN LEARNING CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Nature of Business Operations  – (continued)

closing of the Proposed Offering, the Company may combine with another Target Business meeting the fair market value criterion described above.

The Company’s certificate of incorporation filed with the State of Delaware includes a requirement that all proposed Business Combinations be presented to stockholders for approval; a prohibition against completing a Business Combination if 30% or more of the Company’s stockholders exercise their redemption rights in lieu of approving a Business Combination; a provision giving stockholders who vote against a Business Combination the right to redeem their shares for a pro rata portion of the trust account in lieu of participating in a proposed Business Combination; and a requirement that if the Company does not consummate a Business Combination within 24 months from the date of the prospectus for the Proposed Offering, the Company will dissolve and liquidate, including liquidation of the trust account for the benefit of the public stockholders.

Public Stockholders voting against a Business Combination will be entitled to redeem their stock for a pro rata share of the total amount on deposit in the trust account including the $0.24 per share deferred underwriter’s discount, and including any interest earned net of income taxes on their portion of the trust account, net of up to $600,000 of the interest less income taxes thereon earned on the trust account which may be released to the Company to cover a portion of the Company’s operating expenses if a Business Combination is approved and completed. Public Stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any Warrants they may hold.

The Company will dissolve and promptly distribute only to its Public Stockholders the amount in the trust account, less any income taxes payable on interest income, plus any remaining net assets if the Company does not effect a Business Combination within 24 months after consummation of the Proposed Offering. In the event of dissolution, it is likely that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the units to be offered in the Proposed Offering discussed in Note 3).

The Company’s existing stockholders have agreed that, on the date of the prospectus for the Public Offering, they would place the shares they owned before the Public Offering into an escrow account, and with limited exceptions, these shares will not be transferable and will not be released from escrow until one year after consummation of a Business Combination. If the Company is forced to dissolve or liquidate, these shares will be cancelled. Additionally, the insider warrants (see Note 4) will be placed into the escrow account, and subject to limited exceptions, will not be transferable and will not be released from escrow until the 90 th day following the completion of a Business Combination.

If holders of more than 20% of the shares sold in the Public Offering vote against a proposed Business Combination and seek to exercise their redemption rights and the Business Combination is consummated, the Company’s existing stockholders have agreed to forfeit, on a pro rata basis, a number of the initial 1,562,500 shares of the Company’s common stock purchased, up to a maximum of 195,312 shares, so that the existing stockholders will collectively own no more than 23.81% (without regard to any purchase of units in the Proposed Offering, any open market purchases or private purchases of units directly from the Company) of the Company’s outstanding common stock immediately prior to the consummation of the Business Combination.

CAMDEN LEARNING CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies

Loss Per Common Share

Basic and diluted net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The company recorded a deferred income tax asset for the tax effect of net operating loss carry-forwards and temporary differences, aggregating approximately $1,800. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at September 30, 2007.

The effective tax rate differs from the statutory rate of 34% due to a permanent difference relating to accretion of interest and the increase in the valuation allowance.

Deferred Offering Costs

The costs associated with the Company’s proposed initial public offering have been recorded as deferred offering costs and will reduce additional paid in capital if the offering is successful. Should the offering not be consummated, the deferred offering costs will be recognized as an expense of the Company.

Future legal fees of approximately $175,000 are contingent upon consummation of an initial public offering and/or business combination.

Recently Issued Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), which addresses the accounting for uncertainty in income taxes recognized in the financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” FIN 48 provides guidance on the financial statement recognition and measurement of a tax position taken on the Company’s tax return. FIN 48 also provides guidance on classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for interim periods of fiscal years beginning after December 15, 2006. Adoption of Fin 48 did not have a material impact on the Company’s financial position or results of operations.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with early adoption permitted. The Company does not believe that SFAS No. 157 would have a material effect on the accompanying financial statements.

CAMDEN LEARNING CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

In February 2007, FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” including an amendment of FASB Statement 115. This statement provides companies with an option to report selected financial assets and liabilities at fair value. This statement is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. The Company is assessing SFAS No. 159 and has not yet determined the impact that the adoption of SFAS No. 159 will have on its results of operations or financial position.

Note 3 — Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale 6,250,000 units (“Units”) at a price of $8.00 per unit (7,187,500 units if the over-allotment option is exercised in full). Each Unit consists of one share of the Company’s common stock, $.0001 par value, and one warrant. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.50 commencing the later of the completion of a Business Combination with a Target Business or one year from the date of the prospectus for the Public Offering and expiring four years from the date of the prospectus, unless earlier redeemed. The warrants will be redeemable at the Company’s option, at a price of $0.01 per warrant upon 30 days’ written notice after the warrants become exercisable, only in the event that the last price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

In accordance with the Warrant Agreement related to the warrants (the “Warrant Agreement”), the Company is only required to use its best efforts to effect the registration of the shares of common stock underlying the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of a warrant shall not be entitled to exercise such warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the warrants may expire unexercised.

The Company has agreed to sell to the underwriters, for $100, an option to purchase up to a total of 625,000 units exercisable on a cashless basis at $9.60 per unit commencing one year from the date of the prospectus and expiring five years from the date of the prospectus. The units issuable upon exercise of this option are identical to those being sold in the offering, except that the public warrants in these units have an exercise price of $6.71. The sale of the option will be accounted for as a cost attributable to the proposed offering. Accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $2,430,000, using an expected life of five years, volatility of 59.4%, and a risk-free interest rate of 3.08%. However, because the units do not have a trading history, the volatility assumption is based on information currently available to the Company. The Company believes the volatility estimate calculated is a reasonable benchmark to use in estimating the expected volatility of the units. The volatility calculation is based on the most recent trading day average volatility of publicly traded companies providing educational services with market capitalizations less than $500 million. Although an expected life of five years was used in the calculation, if the Company does not consummate a Business Combination within the prescribed time period and automatically dissolves and subsequently liquidates the trust account, the option will become worthless.

CAMDEN LEARNING CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

Note 4 — Note Payable to Affiliate and Related Party Transactions

The Company issued an aggregate $200,000 unsecured promissory note to Camden Learning, LLC, an affiliate, on April 26, 2007. The note is interest bearing at an annual rate of 4.9% and both principal and interest are payable on the earlier of April 26, 2008 or the consummation of the Public Offering of the Company.

On April 26, 2007 the note was recorded as a liability in the amount of $182,431, net of a discount in the amount of $17,569, which has been credited to additional paid-in capital, based on an imputed interest rate of 15% per annum. The $17,569 discount will be accreted by charges to interest expense over the term of the note using the interest method. The amount of interest expense recorded through September 30, 2007 totaled $10,940, including amounts accrued at 4.9% per annum. In its computations of the discount on the note, the Company considered that the loan is unsecured, the Company has no operations and the Company will be able to repay the loan only in the event of a successful public offering, as to which there can be no assurance. In making its computation, the Company also considered the related party nature of the note, the below-market stated interest rate, the equity-like risks associated with the note and the higher interest rates commonly associated with bridge financings.

As of September 30, 2007, the Company is owed $1,111 from Camden Learning, LLC, the Company’s principal stockholder, in conjunction with acquiring the common shares of two former directors of the Company. The entire amount was collected in October 2007.

The Company has agreed to pay up to $7,500 a month in total for certain general and administrative services, including but not limited to receptionist, secretarial and general office services, to Camden Partners Holdings, LLC. Services will commence on the effective date of the offering and will terminate upon the earlier of (i) the completion of the Company’s Business Combination or (ii) the Company’s dissolution.

Camden Learning, LLC has agreed to acquire warrants to purchase 2,800,000 shares of Common Stock from the Company at a price of $1.00 per warrant for a total of $2,800,000 in a private placement prior to the completion of the offering. The terms of these warrants are identical to the terms of the warrants to be issued in the Proposed Offering, except that these insider warrants will not be subject to redemption and may be exercised on a cashless basis, in each case if held by the initial holder thereof or its permitted assigns, and may not be sold, assigned or transferred prior to the 90th day following consummation of a Business Combination. The holder of these insider warrants will not have any right to any liquidation distributions with respect to shares underlying these warrants if the Company fails to consummate a Business Combination, in which event these warrants will expire worthless. The sale of the warrants to Camden Learning, LLC is not expected to result in the recognition of stock-based compensation expense because they are being sold at or above fair market value.

Camden Learning, LLC has agreed to indemnify the Company for claims of creditors that have not executed a valid and binding waiver of their rights to seek payments of amounts due to them out of the trust account. The Company believes the likelihood of Camden Learning, LLC having to indemnify the trust account is minimal.

The Company’s principal stockholder has entered into an agreement with the underwriter pursuant to which it will place limit orders to purchase up to an additional $4,000,000 of the Company’s common stock in the open market commencing the later of (i) ten business days after the Company files its current report on Form 8-K announcing its execution of a definitive agreement for a Business Combination and (ii) 60 calendar days after the end of the restricted period in connection with this offering, as defined under the Securities Exchange Act of 1934, and ending on the business day preceding the record date of the stockholders’ meeting at which a Business Combination is to be approved. In the event the Company’s principal stockholder does not purchase $4,000,000 of the Company’s common stock in the open market, the stockholder has agreed to purchase from the Company in a private placement a number of units identical to the units to be sold in the

CAMDEN LEARNING CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

Note 4 — Note Payable to Affiliate and Related Party Transactions  – (continued)

Proposed Offering at a purchase price of $8.00 per unit until it has spent, together with the aforementioned open market purchases, an aggregate of $4,000,000 for purchase of the Company’s common stock.

Note 5 — Common Stock

In April 2007, the Company issued 1,125,000 shares of common stock (1,562,500 shares after giving effect to the stock split described in Note 1) to the Initial Stockholders for an aggregate amount of $25,000.

Note 6 — Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Until December 24, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$50,000,000

CAMDEN LEARNING CORPORATION

6,250,000 Units

PROSPECTUS

Ferris, Baker Watts

Incorporated

Legend Merchant Group

November 29, 2007